As filed with the Securities and Exchange Commission on July 30, 2018

File No. 000-55941

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

MONROE CAPITAL INCOME PLUS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	83-0711022
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

with copies to:

Theodore L. Koenig

Chief Executive Officer

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Steven B. Boehm

Stephani M. Hildebrandt

Eversheds Sutherland (US) LLP

700 Sixth Street, NW

Washington, DC 20001

(202) 383-0100

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Monroe Capital Income Plus Corporation is filing this Amendment No. 1 to its registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and to comply with applicable requirements in the event of future quotation or listing of its securities on a national securities exchange or other public trading market.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” and “Company,” refer to Monroe Capital Income Plus Corporation;

•	the term “MCM Advisors” refers to Monroe Capital Management Advisors, LLC, a Delaware limited liability company, that will serve as our investment adviser and administrator; and

•	Monroe Capital refers to Monroe Capital LLC, a Delaware limited liability company, and its subsidiaries and affiliates.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement registers shares of the Company’s common stock (“Shares,” each a “Share”), par value $0.001 per share under the 1934 Act; however:

•	the Company’s Shares may not be sold without the written consent of MCM Advisors;

•	the Shares are not currently listed on an exchange, and it is uncertain whether they will be listed or whether a secondary market will develop; and

•	an investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. We also will be subject to the proxy rules in Section 14 of the 1934 Act, and our directors, officers, and principal stockholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act.

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FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the impact of a protracted decline in the liquidity of credit markets on our business;

•	the impact of increased competition;

•	the impact of fluctuations in interest rates on our business and our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	actual and potential conflicts of interest with MCM Advisors and other affiliates of Monroe Capital;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of MCM Advisors to locate suitable investments for us and to monitor and administer our investments;

•	the ability of MCM Advisors or its affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a RIC and as a business development company; and

•	the impact of future legislation and regulation on our business and our portfolio companies.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the 1934 Act.

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ITEM 1. BUSINESS

(a) General Development of Business

We were formed on May 30, 2018 as a corporation under the laws of the State of Maryland. We are a specialty finance company organized to maximize the total return to our stockholders in the form of current income and capital appreciation through a variety of investments as described herein.

We intend to elect to be regulated as a BDC under the 1940 Act and intend to elect to be treated, and intend to qualify annually thereafter, as a regulated investment company (a “RIC”) under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “Item 1(c). Description of Business — Regulation as a Business Development Company” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

Subsequent to our election to be regulated as a BDC under the 1940 Act, we expect to conduct a best efforts, continuous private offering of our common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”) in reliance on exemptions from the registration requirements of the 1933 Act (the “Private Offering”). Each investor will purchase shares of our common stock pursuant to a subscription agreement entered into with us. See “Item 1(c). Description of Business — The Private Offering.”

(b) Financial Information about Industry Segments

Our operations comprise only a single reportable segment.

(c) Description of Business

The Company — Monroe Capital Income Plus Corporation

Our investment objective is to provide investors with attractive risk-adjusted returns with the downside protection associated with investing in asset-based and secured corporate private credit opportunities in a manner that is decoupled from public markets’ volatility. We will seek to provide attractive risk-adjusted returns and downside protection by investing primarily in secured private credit transactions and assets, targeting investments that have significant downside protection through a focus on asset coverage. We expect to invest primarily in: (i) senior and junior secured and unsecured loans, notes, bonds, preferred equity (including preferred partnership equity), convertible debt and other securities; (ii) unitranche secured loans and securities (a combination of senior secured and junior secured debt in the same facility in which we syndicate a “first out” portion of the loan to an investor and retain a “last out” portion of the loan); (iii) asset-based loans and securities; (iv) small business loans and leases; (v) structured debt and structured equity; (vi) syndicated loans; (vii) securitized debt and subordinated notes of collateralized loan obligation (“CLO”) facilities, asset-backed securities and other securitized products and warehouse loan facilities (collectively, “Securitized Products”); (viii) opportunities to acquire illiquid investments from other third-party funds as a result of liquidity constraints resulting from investor redemptions and market dislocations; and (ix) capital investments in the secondary markets. We will not limit ourselves to any particular industry or geographic area when investing in qualifying assets (as defined in Section 55(a) of the 1940 Act and discussed in “—Regulation as a Business Development Company” below), which we expect to constitute at least 70% of our total assets. Subject to that requirement, we may also invest in issuers in the specialty finance, consumer finance, litigation finance, and commercial and residential real estate finance areas, as well as in secondary opportunities in pooled investment funds managed by a third-party investment adviser and private equity fund-level financing backed by the residual value of third-party private equity fund portfolio companies. We will seek to take advantage of the supply and demand gap in multiple segments of the private credit markets throughout an economic cycle.

We may also pursue out-of-favor sectors where we can acquire investments at a significant discount to the fundamental value of an issuer’s underlying assets, such as situations where an issuer has liquidity issues, limited refinancing choices, is under time pressure, or has a complicated or faulty capital structure; companies undergoing, or considered likely to undergo, reorganizations; and other pooled investment funds that are dedicated to investing in certain or all of the foregoing.

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We have a broad and flexible investment program which allows for maximum flexibility to move quickly and efficiently on sectors and opportunities as economic conditions warrant. This adaptability should facilitate our efforts to seek out inefficiencies and mispricings in markets and in investment arenas in which there is a shortage of financing options. A key advantage for the Company is its ability to shift exposures as markets change and the economic cycle fluctuates, and to capitalize on attractive opportunities and strategies wherever and whatever they might be.

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our Board of Directors (the “Board”) in its discretion.

Overall responsibility for the Company’s operations rests with the Board. The Board is responsible for overseeing MCM Advisors and other service providers in our operations in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and our articles of incorporation, which we refer to as our charter. Prior to our election to be regulated as a BDC, we expect to expand our Board from one director to three members, two of whom will not be “interested persons” of the Company or MCM Advisors as defined in the 1940 Act.

The Investment Adviser — Monroe Capital Management Advisors, LLC

Monroe Capital Management Advisors, LLC (“MCM Advisors”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) will serve as our investment adviser pursuant to an investment advisory agreement (the “Investment Advisory Agreement”) and our administrator pursuant to an administration agreement (the “Administration Agreement”).  MCM Advisors is an affiliate of Monroe Capital, LLC (“Monroe Capital”), a leading U.S.-based private credit asset management firm with approximately $5.5 billion in assets under management as of April 1, 2018.  Monroe Capital was founded in 2004 by Theodore Koenig, Michael Egan and Thomas Aronson and it is headquartered in Chicago, IL, with additional offices in Atlanta, GA; Boston, MA; Dallas, TX; Los Angeles, CA; Miami, FL; New York, NY; and San Francisco, CA.  The senior management team of Monroe Capital has extensive direct origination expertise in the private credit space, and has invested, as a team at Monroe Capital, over $6.0 billion since 2004 across multiple vehicles and has engaged in over 250 directly originated secured loan transactions through March 31, 2018.

Monroe Capital has an investment team consisting of over 50 professionals as of April 1, 2018, which includes senior management, origination, portfolio management credit and underwriting teams. To support the investment team, as of April 1, 2018, Monroe Capital has over 40 professionals focused on finance, accounting, treasury, legal, compliance, loan operations, information technology, marketing, and investor relations.

As our investment adviser, MCM Advisors will be responsible for sourcing potential investments, conducting research and due diligence on prospective investments and their private equity sponsors, analyzing investment opportunities, structuring our investments and managing our investments and portfolio companies on an ongoing basis. Under the Investment Advisory Agreement, we will pay MCM Advisors a base management fee and an incentive fee for its services. See “Investment Advisory Agreement — Base Management Fee and — Incentive Fee” for a discussion of the base management fee and incentive fee payable by us to MCM Advisors. While not expected to review or approve each investment, our Board, including the independent directors, will periodically review MCM Advisors’ services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our Board, including the independent directors, will consider whether our fees and expenses (including those related to leverage) remain appropriate.

Investment Committee

The investment committee of MCM Advisors for the Company is composed of Mr. Koenig, Aaron Peck and Michael Egan. The investment committee will also be advised by certain senior investment professionals of Monroe Capital from time to time. The investment committee has substantial experience in lending and investing through multiple economic cycles and intends to utilize the established asset management infrastructure and extensive direct lending relationships of MCM Advisors to generate proprietary private credit deal flow. We will employ a conviction-based approach when allocating capital within the portfolio. Rather than equally weighting each investment, factors such as perceived organizational risk, team risk, strategy risk and legal risk in comparison to the potential return and diversification benefits associated with a particular investment or strategy will heavily influence commitment amounts to each underlying transaction. In the event of downturns in the economic cycle, our investment strategy gives us the flexibility to shift investment allocations to areas with the highest risk adjusted return potential.

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Theodore L. Koenig has served as our chairman of the Board, chief executive officer and president since our formation. Mr. Koenig has served as the chairman of the board of directors and chief executive officer of Monroe Capital Corporation (Nasdaq: MRCC), a publicly traded BDC, since February 2011 and as chairman of MCM Advisors’ investment committee since our initial public offering in October 2012. Additionally, Mr. Koenig is the chief executive officer and a manager of MCM Advisors. Since founding Monroe Capital in 2004, Mr. Koenig has served continuously as its President and Chief Executive Officer. Prior to founding Monroe Capital, Mr. Koenig served as the President and Chief Executive Officer of Hilco Capital LP from 1999 to 2004, where he invested in distressed debt, junior secured debt and unsecured subordinated debt transactions. From 1986 to 1999, Mr. Koenig was a partner with the Chicago-based corporate law firm, Holleb & Coff. Mr. Koenig is a past President of the Indiana University Kelley School of Business Alumni Club of Chicago. He currently serves as director of the Commercial Finance Association and is a member of the Turnaround Management Association and the Association for Corporate Growth. Mr. Koenig also serves on the Dean’s Advisory Council, Kelley School of Business; Board of Overseers, Chicago-Kent School of Law; and as Vice Chairman of the Board of Trustees of Allendale School, a non-profit residential and educational facility for emotionally troubled children in the greater Chicago area. He is also a Certified Public Accountant. Mr. Koenig received a bachelor of science in accounting, with high honors, from Indiana University and earned a juris doctor, with honors, from Chicago Kent College of Law.

Aaron D. Peck has served as chief financial officer, chief investment officer and corporate secretary since our formation. Mr. Peck has also served as a member of the board of directors and as chief financial officer, chief investment officer and corporate secretary of Monroe Capital Corporation (Nasdaq: MRCC), a publicly traded BDC, and as a member of MCM Advisors’ investment committee since October 2012. Mr. Peck has been a managing director of Monroe Capital since September 2012, where he is responsible for portfolio management and strategic initiatives and co-leads Monroe Capital’s specialty financing lending practice. From 2002 to 2003 and from 2004 to June 2011, Mr. Peck worked in various capacities at Deerfield Capital Management LLC, including serving as its Co-Chief Investment Officer and as Managing Director of its Middle Market Lending Group. He also helped establish and served as chief portfolio manager for Deerfield Capital Corp. (f/k/a Deerfield Triarc Capital Corp.), a publicly-traded externally-managed specialty finance hybrid mortgage REIT. For Deerfield Capital Corp., Mr. Peck was the primary point of contact for institutional and retail investors, equity research analysts, investment bankers and lenders. Mr. Peck also served as a member of Deerfield Capital’s Executive Committee, Investment Committee and Risk Management Committee. From 2003 to 2004, Mr. Peck served as Senior Director of AEG Investors LLC and led the company’s efforts in acquiring distressed middle market loans. From 2001 to 2002, Mr. Peck was a senior research analyst at Black Diamond Capital Management LLC. Prior to that, Mr. Peck worked in leveraged credit at several investment firms including Salomon Smith Barney, Merrill Lynch, ESL Investments and Lehman Brothers. Mr. Peck received his bachelor of science in commerce from the University of Virginia, McIntire School of Commerce and received a master of business administration with honors from The University of Chicago, Graduate School of Business. Mr. Peck’s over 25 years of experience in public company management, capital markets, risk management and financial services gives the Board valuable industry knowledge, expertise and insight.

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Mr. Egan serves as Executive Vice President, Chief Credit Officer and Chief Operating Officer of Monroe Capital where he is responsible for credit policies and procedures, portfolio and asset management operations. Mr. Egan has over 33 years of experience in commercial finance, credit administration banking, and distressed investing. Prior to Monroe Capital, Mr. Egan served as Executive Vice President and Chief Credit Officer of Hilco Capital from 1999 to 2004. Prior to Hilco Capital, Mr. Egan was with The CIT Group/Business Credit, Inc., for a ten-year period beginning in 1989, where he was Senior Vice President and Regional Manager for the Midwest U.S. Region responsible for all credit, new business and operational functions for the Midwest Region of the United States. Prior to the CIT Group, Mr. Egan was a commercial lending officer with The National Community Bank of New Jersey (now known as The Bank of New York) and a credit analyst with Key Corp, where he completed a formal management and credit training program. Mr. Egan earned a B.S. in Business Management from Ithaca College. He is also a graduate of the American Bankers Association Commercial Lending School at the University of Oklahoma. Mr. Egan is a member of the Turnaround Management Association, and served as the 2016 President of the Chicago/Midwest Chapter and on the Board of Trustees for the Global Chapter. He is also a member of the Commercial Finance Association.

Other Senior Investment Professionals of Monroe Capital

Thomas Aronson serves as Managing Director, Head of Originations of Monroe Capital where he is responsible for leading all transaction sourcing efforts and structuring investments. Mr. Aronson has over 32 years of lending and credit experience. Prior to Monroe Capital, he served at Hilco Capital sourcing, structuring and underwriting debt transactions since 2002. Prior to Hilco Capital, he was Senior Vice President and Group Head in the Business Banking Group of Cole Taylor Bank, where he was responsible for asset-based lending, correspondent banking, public funds and a commercial lending division. Mr. Aronson also served for seven years as a commercial lender with American National Bank (now JP Morgan Chase Bank) and as Chief Financial Officer of Barton Chemical Corporation, a privately held consumer products company. Mr. Aronson earned his M.B.A. in Management Accounting from DePaul University and a B.S. in Finance and Marketing from Indiana University. He is a member of the Commercial Finance Association, the Turnaround Management Association, the Association for Corporate Growth and serves on the Board of Directors of the Midwest Small Business Investor Alliance.

Kyle Asher serves as Managing Director, Underwriting and Structuring for Monroe Capital’s opportunistic private credit funds.  He is responsible for assisting the Portfolio Managers in deal screening, structuring, pricing, negotiation and portfolio construction, as well as managing the underwriting resources for this investment strategy, and satisfying various requests of the investment company.  Prior to Monroe, Mr. Asher was an Analyst with Chicago-based Calder Capital Partners, a direct and fund-of-funds private equity firm partly owned by Goldman Sachs and Ares Capital (formerly Allied Capital), where he performed due diligence on various direct and fund-of-fund investments, sourced transactions and assisted in capital raising.  Prior to Calder, Mr. Asher was an Equity Analyst for MindShare Capital, an institutional money-manager where he focused on the valuation and trading patterns of small-cap growth companies.  Mr. Asher earned his M.B.A. and his B.A. from Northwestern University.

Carey Davidson serves as Managing Director and Head of Capital Markets of Monroe Capital where she is responsible for buy side club originations, relationship management, and marketing as well as sell side syndications. Ms. Davidson has over 18 years of experience in middle market investing. Prior to Monroe, Ms. Davidson was a senior deal professional at The Carlyle Group’s middle market private debt platform, Carlyle GMS Finance, where she focused on originating, structuring, negotiating, executing and managing middle market loans. Prior to Carlyle, Ms. Davidson was a founding professional and Senior Vice President at Churchill Financial and an Assistant Vice President at GE Antares Capital. Ms. Davidson was recognized by Mergers & Acquisitions as one of 2017’s Most Influential Women in Mid-Market M&A. Ms. Davidson earned her M.B.A. from The University of Chicago Booth School of Business and a B.A. in Communications with a Certificate in Business from The University of Wisconsin – Madison.

Alex Franky serves as Managing Director, Head of Direct Underwriting of Monroe Capital where he is responsible for investment structuring and investment execution. Mr. Franky has over 24 years of commercial lending experience. Prior to Monroe Capital, he served Hilco Capital LP in a similar capacity since 2002. He was also formerly Assistant Vice-President with GMAC Business Credit in which he was instrumental in structuring and underwriting financing transactions. Prior to GMAC, Mr. Franky was an Assistant Vice-President with FINOVA Capital Corp., where he assembled, negotiated, and closed corporate asset-based and structured finance transactions. Mr. Franky began his professional career at LaSalle Bank in its asset-based lending group, where he was a field examiner, managed portfolios, assisted in developing and structuring new business on middle market companies. Mr. Franky earned his B.S. in Accounting from University of Illinois at Chicago and his M.B.A. in Finance and International Business from Loyola University. He is a member of the Commercial Finance Association.

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Cesar Gueikian serves as co-Portfolio Manager of Monroe Capital’s opportunistic private credit funds. He has 18 years of experience in credit and structured financing, asset-based finance, leveraged finance, credit trading and has significant experience taking and managing risk in the private credit space. He was one of three founders of Melody Capital Partners, an alternative asset manager focused on private debt and secondary investing. Before Melody, Mr. Gueikian was employed by UBS from September 2009 until November 2012, serving in the role of Founder and Global Head of the Special Situations Group (“SSG”) managing 25 people in New York, London, Hong Kong and Tokyo. His responsibility for SSG comprised all structured and private lending. The group he created originated, structured and invested capital on a private basis, leveraging UBS’s ability to act as a principal investor deploying balance sheet. He was also Head of UBS Leveraged Finance Capital Markets (“LCM”) for EMEA starting in October 2010, managing an additional 12 people out of London. His responsibility for LCM included Leveraged Loans and High Yield Bonds across a variety of transaction structures, including acquisition and bridge financings, refinancings and recapitalizations, working primarily with private equity sponsors and their portfolio companies. He co-chaired the Global Investment Committee, was a member of the European Management Committee and a SIF (Significant Influence Function) delegate on behalf of UBS with the Financial Services Authority in London. He was among a select group of senior decision-makers identified as “Key Risk Taker” defined by UBS in its compensation report as individuals who can materially set, commit or control significant amounts of the firm’s resources and exert significant influence on its risk profile. Prior to UBS, Mr. Gueikian headed Illiquid Credit Trading for North America at Merrill Lynch. He began his career with Deutsche Bank’s Credit Trading and Global Principal Finance divisions in both London and New York, where he focused on credit analysis, corporate valuation, capital structure, waterfall and fundamental analysis. Mr. Gueikian earned his MBA from The University of Chicago with a concentration in Analytical Finance and Economics and a BA in Business from Universidad de San Andres, Buenos Aires, Argentina.

Zia Uddin serves as Managing Director, Portfolio Manager of Monroe Capital’s Private Credit investment vehicles. He joined in 2007 and is a member of Monroe Capital’s investment committee. He is responsible for the private direct lending funds at Monroe Capital. He works extensively with sponsors (funds and private equity) and sits on various boards of directors for Monroe Capital’s investments. Mr. Uddin has over 25 years of management consulting, corporate finance, turnaround and investing experience. Prior to joining Monroe Capital, Mr. Uddin was a Partner and Principal with two middle market private equity funds. Prior to that role, he was a Senior Manager at Arthur Andersen LLP, where he provided management consulting services to a wide range of clients. Mr. Uddin has also had numerous operating roles at middle market companies including Chief Operating Officer, Chief Financial Officer and Chief Revenue Office. Mr. Uddin earned his M.B.A. from The University of Chicago Graduate School of Business and a B.S. from University of Illinois. He is a CFA charter holder and is a non-practicing CPA.

Jeremy VanDerMeid serves as Managing Director, Portfolio Manager of Monroe Capital where he is responsible for managing the tradeable credit and CLO businesses, executing buy side transactions, and originating middle-market club transactions. Mr. VanDerMeid has over 20 years of credit, lending and corporate finance experience. Prior to Monroe Capital, Mr. VanDerMeid was a Vice President for Morgan Stanley Investment Management in the Van Kampen Asset Management Group, where he managed a portfolio of bank loans and also led the firm’s initiative to increase its presence with middle market lenders and private equity firms. Prior to Morgan Stanley, Mr. VanDerMeid worked for Dymas Capital and Heller Financial where he originated, underwrote, and managed various middle-market debt transactions. Mr. VanDerMeid earned his M.B.A. from Northwestern University’s Kellogg School of Business and a B.B.A. from the University of Michigan’s Ross School of Business. Mr. VanDerMeid is a member of the Commercial Finance Association and the Turnaround Management Association.

Investment Advisory Agreement

The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement filed as an exhibit to this Registration Statement.

Subject to the overall supervision of the Board and in accordance with the 1940 Act, MCM Advisors will manage our day-to-day operations and provide investment advisory services to us. Under the terms of the Investment Advisory Agreement, MCM Advisors:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

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•	assists us in determining what securities we purchase, retain or sell;

•	identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and

•	executes, closes, services and monitors the investments we make and does not cause a conflict of interest

MCM Advisors’ services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

Base Management Fee

The base management fee will be payable quarterly in arrears. Prior to any future quotation or listing of the Company’s securities on a national securities exchange (an “Exchange Listing”) or any future quotation or listing of its securities on any other public trading market, the base management fee will be calculated at an annual rate of 1.50% of average total assets, which includes assets financed using leverage. Following an Exchange Listing, the base management fee will be calculated at an annual rate of 1.75% of average invested assets (calculated as total assets excluding cash).

Incentive Fee

The incentive fee will consist of two parts. The first part will be calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the preceding quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under our administration agreement between an affiliate of Monroe Capital and MCM Advisors (the “Administration Agreement”) and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income will include, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that we have not yet received in cash. MCM Advisors is not under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued interest that we never actually receive.

Pre-incentive fee net investment income will not include any realized capital gains, realized capital losses or unrealized capital gains or losses. If any distributions from portfolio companies are characterized as a return of capital, such returns of capital would affect the capital gains incentive fee to the extent a gain or loss is realized. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.50% per quarter (6% annually). If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for MCM Advisors to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income.

We will pay MCM Advisors an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% (6% annually);

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•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.76% in any calendar quarter prior to an Exchange Listing or 1.88% in any calendar quarter following an Exchange Listing. We refer to this portion of our pre-incentive fee net investment income as the “catch-up” provision. Prior to an Exchange Listing, the catch-up is meant to provide MCM Advisors with 15% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter, and following an Exchange Listing, the catch-up is meant to provide MCM Advisors with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.88% in any calendar quarter; and prior to an Exchange Listing, 15% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter, and following an Exchange Listing, 20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 1.88% in any calendar quarter.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Pre-Incentive Fee Net Investment Income (expressed as a percentage of the value of net assets)

Pre-Exchange Listing Period

Post-Exchange Listing Period

These calculations will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), and equals 15% of our realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to MCM Advisors, we will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the amortized cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the amortized cost of such investment since our inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the amortized cost of such investment. At the end of the applicable year, the amount of capital gains that will serve as the basis for our calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to our portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year equals 15% of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of our portfolio in all prior years.

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Payment of Our Expenses

All investment professionals of MCM Advisors and/or its affiliates, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, will be provided and paid for by MCM Advisors and not by us. We will bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation:

•	organization and offering;

•	calculating our net asset value (including the cost and expenses of any independent valuation firm);

•	fees and expenses incurred by MCM Advisors payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investment and monitoring our investments and portfolio companies on an ongoing basis (although none of MCM Advisors’ duties will be subcontracted to sub-advisors);

•	interest payable on debt, if any, incurred to finance our investments;

•	offerings of our common stock and other securities;

•	investment advisory fees;

•	administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between us and MCM Advisors, as our administrator, based upon our allocable portion of the MCM Advisors’ overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our chief financial officer and chief compliance officer, and their respective staffs);

•	transfer agent, dividend agent and custodial fees and expenses;

•	federal and state registration fees;

•	all costs of registration and listing our shares on any securities exchange;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•	proxy voting expenses; and

•	all other expenses incurred by us or MCM Advisors in connection with administering our business.

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of our directors who are not “interested persons”.

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The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by MCM Advisors and may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty. See “Risk Factors — Risks Relating to Our Business and Structure — We depend upon MCM Advisors’ senior management for our success, and upon its access to the investment professionals of Monroe Capital and its affiliates” and “Risk Factors — Risks Relating to Our Business and Structure — MCM Advisors can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”

Indemnification

The Investment Advisory Agreement will provide that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, MCM Advisors and its affiliates’ respective officers, directors, members, managers, stockholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement.

Board Approval of the Investment Advisory Agreement

The Board will hold an in-person meeting to consider and approve the Investment Advisory Agreement and related matters. The Board will be provided the information it requires to consider the Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to us by MCM Advisors; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to MCM Advisors from its relationship with us and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (f) the organizational capability and financial condition of MCM Advisors and its affiliates; and (g) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.

The Board, including a majority of independent directors, will oversee and monitor the investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, will annually review the compensation we pay to MCM Advisors to determine that the provisions of the Investment Advisory Agreement are carried out.

Administration Agreement

The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement filed as an exhibit to this Registration Statement.

Pursuant to an Administration Agreement, MCM Advisors will furnish us with office facilities and equipment and provide us clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, MCM Advisors will perform, or oversee the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. MCM Advisors will also assist us in determining and publishing our net asset value, oversee the preparation and filing of our tax returns, print and disseminate reports to our stockholders and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, MCM Advisors will also provide managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance.

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MCM Advisors may retain third parties to assist in providing administrative services to us. To the extent that MCM Advisors outsources any of its functions, we pay the fees associated with such functions on a direct basis without profit to MCM Advisors. We reimburse MCM Advisors for the allocable portion (subject to the review and approval of our Board) of MCM Advisors’ overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing its obligations under the Administration Agreement, and our allocable portion of the cost of our chief financial officer and chief compliance officer and their respective staffs. Unless terminated earlier as described below, the Administration Agreement will continue in effect from year to year with the approval of our Board. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

License Agreement

We intend to enter into a license agreement with Monroe Capital under which Monroe Capital will agree to grant us a non-exclusive, royalty-free license to use the name “Monroe Capital.” Under this agreement, we will have a right to use the “Monroe Capital” name at no cost for so long as MCM Advisors or one of its affiliates remains our investment advisor. Other than with respect to this limited license, we have no legal right to the “Monroe Capital” name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with MCM Advisors is in effect.

Employees

We do not have any internal employees. We depend on the diligence, skill and network of business contacts of the senior investment professionals of MCM Advisors to achieve our investment objective. MCM Advisors is an affiliate of Monroe Capital and depends upon access to the investment professionals and other resources of Monroe Capital and Monroe Capital’s affiliates to fulfill its obligations to us under the Investment Advisory Agreement. MCM Advisors also depends upon Monroe Capital to obtain access to deal flow generated by the professionals of Monroe Capital and its affiliates.

Fees and Expenses

The table below provides information about the Company’s estimated annual operating expenses during the following twelve (12) months, expressed as a percentage of average net assets attributable to common stock. The percentages indicated in the table below are estimates and may vary.

Base Management Fee	3.00	%(1)
Incentive Fee	—	%(2)
Interest Payments on Borrowed Funds	2.20	%(3)
Other Expenses	0.88	%(4)
Total Annual Expenses	6.08	%(5)

(1)	Amount assumes that we have $200.0 million of average total assets during the following twelve (12) months.

(2)	For purposes of this chart, we have assumed that no incentive fee will be paid in the following twelve (12) months.

(3)	We may borrow funds from time to time to make investments to the extent we determine that it is appropriate to do so. The costs associated with any outstanding borrowings are indirectly borne by our investors. The table assumes borrowings of $100.0 million with a weighted average interest rate of 4.4% during the next twelve months. Although we do not have any current plans to issue debt securities or preferred stock in the next twelve months, we may issue debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act.

(4)	Other expenses include, but are not limited to, payments under the Administration Agreement based on our allocable portion of overhead and of expenses incurred by MCM Advisors, as our administrator, accounting, legal and auditing fees, as well as the reimbursement of the compensation of administrative personnel and fees payable to our directors who do not also serve in an executive officer capacity for us or Monroe Capital. The amount presented in the table reflects estimated amounts we expect to pay during the following twelve (12) months.

(5)	“Total annual expenses” as a percentage of net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage our net assets and increase our total assets. We calculate the “total annual expenses” percentage as a percentage of net assets (defined as total assets less indebtedness and after taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been purchased with borrowed amounts. If the “total annual expenses” percentage were calculated instead as a percentage of total assets, our “total annual expenses” would be 3.04% of total assets. With certain limited exceptions, we are only allowed to borrow amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 200% of total assets after such borrowing (which coverage ratio may be lowered to 150% of total assets in certain circumstances in accordance with law, which we intend to adopt). We have included our estimated leverage expenses in “total annual expenses.”

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Investment Strategy

We expect to invest primarily in: (i) senior and junior secured and unsecured loans, notes, bonds, preferred equity (including preferred partnership equity), convertible debt and other securities; (ii) unitranche secured loans and securities; (iii) asset-based loans and securities; (iv) small business loans and leases; (v) structured debt and structured equity; (vi) syndicated loans; (vii) securitized debt and subordinated notes of collateralized loan obligations (“CLO”) facilities, asset-backed securities and other securitized products and warehouse loan facilities (collectively, “Securitized Products”); (viii) opportunities to acquire illiquid investments from other third-party funds as a result of liquidity constraints resulting from investor redemptions and market dislocations; and (ix) capital investments in the secondary markets. We will not limit ourselves to any particular industry or geographic area when investing in qualifying assets (as defined in Section 55(a) of the 1940 Act and discussed in “—Regulation as a Business Development Company” below) which generally constitute at least 70% of our total assets. Subject to that requirement, we may also invest in issuers in the specialty finance, consumer finance, litigation finance, and commercial and residential real estate finance areas, as well as in secondary opportunities in pooled investment funds managed by a third-party investment adviser and private equity fund-level financing backed by the residual value of third-party private equity fund portfolio companies. We will seek to take advantage of the supply and demand gap in multiple segments of the private credit markets throughout an economic cycle.

We may also pursue out-of-favor sectors where we can acquire investments at a significant discount to the fundamental value of an issuer’s underlying assets, such as situations where an issuer has liquidity issues, limited refinancing choices, is under time pressure, or has a complicated or faulty capital structure; companies undergoing, or considered likely to undergo, reorganizations; and other pooled investment funds that are dedicated to investing in certain or all of the foregoing.

The Company will employ a conviction-based approach when allocating capital within its portfolio. Rather than equally weighting each investment, factors such as perceived organizational risk, team risk, strategy risk and legal risk in comparison to the potential return and diversification benefits associated with a particular investment or strategy will heavily influence commitment amounts to each underlying transaction. In the event of downturns in the economic cycle, the Company’s investment strategy gives the Company the flexibility to shift investment allocations to areas with the highest risk adjusted return potential.

Our investment strategy includes the following:

Protection of Capital: We intend to focus on the safety and protection of invested capital, which directly results from the underwriting process. Depending on the type of transaction, the loan may have structural protection by being collateralized and will typically have a lien on all of the borrower’s tangible and intangible assets, and a pledge of all company stock. Covenants will provide the ability for early intervention in the event of deteriorating financial performance of an underlying borrower. Other types of transactions will be protected by detailed analysis and on-going monitoring of collateral.

Conservative Structure: Depending on the type of transaction, loans are expected to have low leverage ratios, conservative loan-to-value and significant equity capital support. When applicable, loans will also have amortization and excess cash-flow recapture based on a conservative estimate of the borrower’s projected free cash-flow. Each transaction will be executed to provide the Company with the optimal structure for the specific industry.

Return Enhancement: Certain transactions, such as corporate loans, will allow the Company additional yield generation through warrants, equity co-investments, PIK interest, success fees and prepayment fees.

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Active Investor and Operating Approach to Value Creation: MCM Advisors has significant experience in sourcing, structuring, closing, managing and exiting investments. Prior to making an investment on behalf of the Company, MCM Advisors will conduct a comprehensive financial and operational underwriting process to determine the factors likely to impact ongoing performance by portfolio companies or a proposed restructuring or recapitalization process. This analysis will include the following:

•	Due Diligence – MCM Advisors will utilize well-defined credit and underwriting criteria and proprietary investment management tools developed over the last 14 years. Standard due diligence items will include in-person meetings with senior management, company and asset owners, onsite corporate and asset visits, and detailed calls with key customers and suppliers. MCM Advisors may also utilize third-party firms to conduct quality of earnings analyses, special purpose accounting reviews, asset and enterprise value appraisals, management background checks on senior company management, field audits and business plan reviews. As part of this detailed process, MCM Advisors will utilize recognized and experienced vendors (such as external legal counsel, field examiners and asset appraisers) in order to promote consistency and efficiency.

•	Strategic Planning – MCM Advisors will be actively involved in identification, development and execution of various strategies for portfolio companies.

•	Executive Development – MCM Advisors will draw on its network of relationships to assist in the recruiting and developing the management of portfolio companies, as needed.

•	Capital Formation – MCM Advisors will draw on its relationships in the banking, finance, private equity, investment banking and capital markets to assist portfolio companies in capital sourcing, as needed.

Investment Process Overview

We view our investment process as consisting of four distinct phases described below:

Origination.  MCM Advisors seeks to develop investment opportunities through extensive relationships with regional banks, private equity firms, financial intermediaries, management teams and other turn-around advisors. Monroe Capital has developed this network since its formation in 2004. MCM Advisors manages these leads through personal visits and calls by its senior deal professionals. It is these professionals’ responsibility to identify specific opportunities, refine opportunities through due diligence regarding the underlying facts and circumstances and utilize innovative thinking and flexible terms to solve the financing issues of prospective clients. Monroe Capital’s origination professionals are broadly dispersed throughout North America, with seven offices in the United States. Certain of Monroe Capital’s originators are responsible for covering a specified target market based on geography and others focus on specialized industry verticals. We believe MCM Advisors’ origination professionals’ experience is vital to enable us to provide our borrowers with innovative financing solutions. We further believe that their strength and breadth of relationships across a wide range of markets will generate numerous financing opportunities and enable us to be highly selective in our lending activities. In sourcing new transactions, MCM Advisors seeks opportunities to work with borrowers domiciled in the United States and Canada and typically focuses on industries in which Monroe Capital has previous lending experience.

Due Diligence.  For each of our investments, MCM Advisors prepares a comprehensive new business presentation, which summarizes the investment opportunity and its due diligence and risk analysis, all from the perspective of strengths, weaknesses, opportunities and threats presented by the opportunity. This presentation assesses the borrower and its management, including products and services offered, market position, sales and marketing capabilities and distribution channels; key contracts, customers and suppliers, meetings with management and facility tours; background checks on key executives; customer calls; and an evaluation of exit strategies. MCM Advisors’ presentation typically evaluates historical financial performance of the borrower and includes projections, including operating trends, an assessment of the quality of financial information, capitalization and liquidity measures and debt service capacity. The financial analysis also includes sensitivity analysis against management projections and an analysis of potential downside scenarios, particularly for cyclical businesses. MCM Advisors seeks to also review the dynamics of the borrowers’ industry and assess the maturity, market size, competition, technology and regulatory issues confronted by the industry. Finally, MCM Advisors’ new business presentation includes all relevant third-party reports and assessments, including, as applicable, analyses of the quality of earnings of the prospective borrower, a review of the business by industry experts and third-party valuations. In general, these analyses and reviews are more likely to be completed in agented or club deals in which MCM Advisors will have greater access to the borrower and its management team. MCM Advisors also includes in this due diligence, if relevant, field exams, collateral appraisals and environmental reviews, as well as a review of comparable private and public transactions.

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Underwriting.  MCM Advisors uses the systematic, consistent approach to credit evaluation developed in house by Monroe Capital with a particular focus on determining the value of a business in a downside scenario. In this process, the senior investment professionals at MCM Advisors bring to bear extensive lending experience with emphasis on lessons learned from the past two credit cycles. We believe that the extensive credit and debt work-out experience of Monroe Capital’s senior management enables us to anticipate problems and minimize risks. Monroe Capital’s underwriting professionals work closely with its origination professionals to identify individual deal strengths, risks and any risk mitigants. MCM Advisors preliminarily screens transactions based on cash flow, enterprise value and asset-based characteristics, and each of these measures is developed on a proprietary basis using thorough credit analysis focused on sustainability and predictability of cash flow to support enterprise value, barriers to entry, market position, competition, customer and supplier relationships, management strength, private equity sponsor track record and industry dynamics. For asset-based transactions, MCM Advisors seeks to understand current and future collateral value, opening availability and ongoing liquidity. MCM Advisors documents this analysis through a new business presentation thoroughly reviewed by at least one member of its investment committee prior to proposing a formal term sheet. We believe this early involvement of the investment committee ensures that our resources and those of third parties are deployed appropriately and efficiently during the investment process and lowers execution risk for our clients. With respect to transactions reviewed by MCM Advisors, we expect that only approximately 10% of our sourced deals will reach the formal term sheet stage.

Credit Approval/Investment Committee Review.  MCM Advisors employs a standardized, structured process developed by Monroe Capital when evaluating and underwriting new investments for our portfolio. MCM Advisors’ investment committee considers its comprehensive new business presentation to approve or decline each investment. This committee includes Messrs. Koenig, Peck, and Egan. The committee is committed to providing a prompt turnaround on investment decisions. Each meeting to approve an investment requires a quorum of at least two members of the investment committee, and each investment must receive unanimous approval by such members of the investment committee.

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The following chart illustrates the stages of MCM Advisors’ evaluation process:

Execution.  We believe Monroe Capital has developed a strong reputation for closing deals as proposed, and we intend to continue this tradition. Through MCM Advisors’ consistent approach to credit evaluation and underwriting, we seek to close deals as fast or faster than competitive financing providers while maintaining the discipline with respect to credit, pricing and structure necessary to ensure the ultimate success of the financing. Upon completion of final documentation, a loan will typically be funded upon the initialing of the new business presentation and closing memo by our appropriate senior officers and confirmation of the flow of funds and wire transfer mechanics.

Monitoring.  We benefit from the portfolio management system already in place at Monroe Capital. This monitoring includes meetings on at least a monthly basis between the responsible analyst and our portfolio company to discuss market activity and current events. MCM Advisors’ portfolio management staff closely monitors all credits, with senior portfolio managers covering agented and more complex investments. MCM Advisors segregates our capital markets investments by industry. MCM Advisors’ monitoring process and projections developed by Monroe Capital both have daily, weekly, monthly and quarterly components and related reports, each to evaluate performance against historical, budget and underwriting expectations. MCM Advisors’ analysts monitor performance using standard industry software tools to provide consistent disclosure of performance. MCM Advisors also monitors our investment exposure daily using a proprietary trend analysis tool. When necessary, MCM Advisors updates our internal risk ratings, borrowing base criteria and covenant compliance reports.

As part of the monitoring process, MCM Advisors regularly assesses the risk profile of each of our investments and rates each of them based on an internal proprietary system that uses the following categories, which we refer to as MCM Advisors’ investment performance rating. For any investment rated in grades 3, 4 or 5, MCM Advisors will increase its monitoring intensity and prepare regular updates for the investment committee, summarizing current operating results and material impending events and suggesting recommended actions. MCM Advisors monitors and, when appropriate, changes the investment ratings assigned to each investment in our portfolio. In connection with our valuation process, MCM Advisors reviews these investment ratings on a quarterly basis, and our board of directors reviews and affirms such ratings. A definition of the rating system follows:

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Investment Performance Risk Rating	Summary Description
Grade 1	Includes investments exhibiting the least amount of risk in our portfolio. The issuer is performing above expectations or the issuer’s operating trends and risk factors are generally positive.
Grade 2	Includes investments exhibiting an acceptable level of risk that is similar to the risk at the time of origination. The issuer is generally performing as expected or the risk factors are neutral to positive.
Grade 3	Includes investments performing below expectations and indicates that the investment’s risk has increased somewhat since origination. The issuer may be out of compliance with debt covenants; however, scheduled loan payments are generally not past due.
Grade 4	Includes an issuer performing materially below expectations and indicates that the issuer’s risk has increased materially since origination. In addition to the issuer being generally out of compliance with debt covenants, scheduled loan payments may be past due (but generally not more than six months past due). For grade 4 investments, we intend to increase monitoring of the issuer.
Grade 5	Indicates that the issuer is performing substantially below expectations and the investment risk has substantially increased since origination. Most or all of the debt covenants are out of compliance or payments are substantially delinquent. Investments graded 5 are not anticipated to be repaid in full, and we will reduce the fair market value of the loan to the amount we expect to recover.

Our investment performance ratings do not constitute any ratings of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

In the event of a delinquency or a decision to rate a loan grade 4 or grade 5, the applicable analyst, in consultation with a member of the investment committee, develops an action plan. Such a plan may require a meeting with the borrower’s management or the lender group to discuss reasons for the default and the steps management is undertaking to address the under-performance, as well as required amendments and waivers that may be required. In the event of a dramatic deterioration of a credit, MCM Advisors forms a team or engages outside advisors to analyze, evaluate and take further steps to preserve its value in the credit. In this regard, we would expect to explore all options, including in a private equity sponsored investment, assuming certain responsibilities for the private equity sponsor or a formal sale of the business with oversight of the sale process by us. Several of Monroe Capital’s professionals are experienced in running debt work-out transactions and bankruptcies.

Competition

We compete with a number of specialty and commercial finance companies to make the types of investments that we make in middle-market companies, including business development companies, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increased competition for investment opportunities, alternative investment vehicles such as hedge funds may invest in areas they have not traditionally invested in or from which they had withdrawn during the recent economic downturn, including investing in middle-market companies. As a result, competition for investments in lower middle-market companies has intensified, and we expect that trend to continue. Many of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.

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We use the expertise of the investment professionals of MCM Advisors to assess investment risks and determine appropriate pricing and terms for investments in our loan portfolio. In addition, we expect that the relationships of the senior professionals of MCM Advisors will enable us to learn about, and compete effectively for, investment opportunities with attractive middle-market companies, independently or in conjunction with the private equity clients of MCM Advisors. For additional information concerning the competitive risks we face, see “Risk Factors — Risks Relating to Our Business and Structure — We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.”

Managerial Assistance

As a BDC, we generally will offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may also receive fees for these services. MCM Advisors will provide, or arrange for the provision of, such managerial assistance on our behalf to portfolio companies that request this assistance, subject to reimbursement of any fees or expenses incurred on our behalf by MCM Advisors in accordance with our Administration Agreement.

Emerging Growth Company

We are an emerging growth company as defined in the JOBS Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of our IPO or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.

Dividend Reinvestment Plan

We intend to adopt a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of our stockholders who elect to receive cash. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional Shares as described below, rather than receiving the cash dividend or other distribution. Any fractional Share otherwise issuable to a participant in the dividend reinvestment plan will instead be paid in cash.

The number of shares to be issued to a stockholder under the dividend reinvestment plan will be determined by dividing the total dollar amount of the distribution payable to such stockholder by the net asset value per Share, as of the last day of our calendar quarter immediately preceding the date such distribution was declared. We intend to use newly issued Shares to implement the plan.

No action is required on the part of a registered stockholder to have his, her, or its dividend or other distribution reinvested in shares of our common stock. A registered stockholder is able to elect to have his, her, or its dividend received in cash by notifying MCM Advisors in writing so that such notice is received by MCM Advisors no later than ten days prior to the record date for distributions to the stockholders.

There are no brokerage charges or other charges to stockholders who participate in the plan.

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The plan is terminable by us upon notice in writing mailed to each stockholder of record at least 30 days prior to any record date for the payment of any distribution by us.

Potential Liquidity Options

We intend to offer our stockholders the opportunity to participate in a liquidity event within three years after the date on which the Company first has invested assets of not less than $100 million (subject to two optional extensions of one year each as our Board may determine), or at such earlier time as our Board may determine, taking into account market conditions and other factors. The liquidity event could include, among other options that the Board may determine: (i) a listing of our shares on a national securities exchange; (ii) a merger or another transaction approved by our Board in which our stockholders will receive cash or shares of a listed company; (iii) quarterly and upon six months prior written notice, optional redemption of up to 5% of any outstanding shares, (iv) a sale of all or substantially all of our assets either on a complete portfolio basis or individually to an unaffiliated third party or an affiliate followed by a liquidation or (v) an orderly wind down and/or liquidation of the Company. Because the 1940 Act prohibits affiliates from engaging in certain transactions, we will be required to obtain exemptive and/or no-action relief from the SEC to permit us to sell assets to an affiliate of the Company. There can be no assurance that we will be able to obtain such exemptive and/or no-action relief from the SEC. If we are unable to do so, then we will continue our operations in the manner otherwise set forth in this Registration Statement, including engaging in another liquidity option for our shareholders. Alternatively, if we do obtain such exemptive and/or no-action relief, our Board would determine whether (and when) to effectuate such a sale of assets to an affiliate or another liquidity option. There can be no assurance that we will complete a liquidity event within this timeframe or at all. As a result, an investment in our shares is not suitable if you require short-term liquidity with respect to your investment in us.

The Private Offering

Pursuant to the Private Offering, we are offering shares of our common stock on a best efforts, continuous basis to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act in reliance on exemptions from the registration requirements of the 1933 Act. There will be no limit on the number of shares or the amount of capital raised in connection with the Private Offering. Each investor will make a capital commitment to purchase shares of our common stock pursuant to a subscription agreement entered into with us. At each closing, investors will be required to fund a their full subscription to purchase shares of our common stock.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a) is organized under the laws of, and has its principal place of business in, the United States;

(b) is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c) satisfies any of the following:

(i) does not have any class of securities that is traded on a national securities exchange;

(ii) has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii) is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(iv) is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

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(2) Securities of any eligible portfolio company controlled by the Company.

(3) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments. Pending investment in other types of qualifying assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be qualifying assets.

Issuance of Derivative Securities. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

Senior Securities; Coverage Ratio. We are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. However, recent legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. In connection with the organization of the Company, the Board and MCM Advisors, as the initial shareholder, intends to authorize the Company to adopt the 150% asset coverage ratio.

In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

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We intend to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. We cannot assure stockholders that we will be able to enter into a credit facility. Stockholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise, including increased management fees payable to MCM Advisors as a result of such borrowings. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument that we enter into with lenders. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts. See “Item 1A. Risk Factors — Provisions in a Credit Facility May Limit Discretion.”

Code of Ethics. We and MCM Advisors have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. You may read and copy this code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Affiliated Transactions. We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC.

Other. We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the 1934 Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to MCM Advisors. The Proxy Voting Policies and Procedures of MCM Advisors are set forth below. The guidelines will be reviewed periodically by MCM Advisors and our non-interested directors, and, accordingly, are subject to change.

As an investment adviser registered under the Investment Advisers Act of 1940, MCM Advisors has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, MCM Advisors recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for MCM Advisors’ investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Investment Advisers Act of 1940.

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Proxy Policies

MCM Advisors will vote all proxies relating to our portfolio securities in the best interest of our stockholders. MCM Advisors reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by the Company. Although MCM Advisors will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, MCM Advisors may vote for such a proposal if there exists compelling long-term reasons to do so. MCM Advisors will abstain from voting only in unusual circumstances and where there is a compelling reason to do so.

MCM Advisors’ proxy voting decisions are made by members of the investment committee who are responsible for monitoring each of our investments. To ensure that MCM Advisors’ vote is not the product of a conflict of interest, MCM Advisors requires that: (i) anyone involved in the decision making process disclose to MCM Advisors’ Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision-making process or vote administration are prohibited from revealing how MCM Advisors intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information about how MCM Advisors voted proxies by making a written request for proxy voting information to: Monroe Capital Income Plus Corporation, Attention: Chief Compliance Officer, 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

Privacy Policy

The following information is provided to help investors understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.

The Company may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between the Company and individual investors. The Company may share information that the Company collects regarding an investor with its affiliates and the employees of such affiliates for everyday business purposes, for example, to service the investor’s accounts and, unless an investor opts out, provide the investor with information about other products and services offered by the Company or its affiliates that may be of interest to the investor. In addition, the Company may disclose information that the Company collects regarding investors to third parties who are not affiliated with the Company (i) as authorized by the investors in investor subscription agreements or the Company’s organizational documents; (ii) as required by applicable law or in connection with a properly authorized legal or regulatory investigation, subpoena or summons, or to respond to judicial process or government regulatory authorities having property jurisdiction; (iii) as required to fulfill investor instructions; or (iv) as otherwise permitted by applicable law to perform support services for investor accounts or process investor transactions with the Company or our affiliates.

Any party not affiliated with the Company that receives nonpublic personal information relating to investors from the Company is required to adhere to confidentiality agreements and to maintain appropriate safeguards to protect investor information. Additionally, for officers, employees and agents of ours and our affiliates, access to such information is restricted to those who need such access to provide services to the Company and investors. The Company maintains physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Reporting Obligations

We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

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Stockholders and the public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. The SEC also maintains a website (www.sec.gov) that contains such information.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that stockholders hold our common stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the Internal Revenue Service (“IRS”) may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Stockholder” generally is a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;

•	a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. Stockholder” is a beneficial owner of our common stock that is not a U.S. stockholder or a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding our common stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares.

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Tax matters are very complicated and the tax consequences to an investor of an investment in our common stock will depend on the facts of his, her or its particular situation.

Taxation as a Regulated Investment Company (“RIC”)

As soon as practicable after our election to be a BDC, we intend to elect to be treated and to qualify each year thereafter as a RIC. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income we distribute (or is deemed to distribute) to our stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income for each calendar year, (ii) 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) certain undistributed amounts from previous years on which we paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•	no more than 25% of the value of our assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

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We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received the corresponding cash amount.

Although we do not presently expect to do so, we are authorized to borrow funds, to sell assets and to make taxable distributions of our stock and debt securities in order to satisfy distribution requirements. Our ability to dispose of assets to meet our distribution requirements may be limited by (i) the illiquid nature of our portfolio and/or (ii) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous. If we are unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If we are prohibited from making distributions, we may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. We will monitor our transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, a stockholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Failure to Qualify as a RIC

While we intend to elect to be treated as a RIC as soon as practicable following our election to be a BDC, we anticipate that we will have difficulty satisfying the Diversification Tests as we ramp up our portfolio. To the extent that we have net taxable income prior to our qualification as RIC, we will be subject to U.S. federal income tax on such income. We would not be able to deduct distributions to our stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, our corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; our non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings and profits attributable to any period prior to us becoming a RIC by the end of the first year that we intend to qualify as a RIC. To the extent that we have any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that we qualify as a RIC, we would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next ten years (or shorter applicable period). Alternatively, we may choose to recognize such built-in gains immediately prior to our qualification as a RIC.

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If we have previously qualified as RIC, but are subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to our stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, our corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; our non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by us to our stockholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of our stockholders taxed at individual rates, regardless of the U.S. Stockholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.

We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. Stockholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. Stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s cost basis for his, her or its Shares. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year.

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For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to our stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.

With respect to the reinvestment of dividends, if a U.S. Stockholder owns Shares registered in its own name, the U.S. Stockholder will have all cash distributions automatically reinvested in additional Shares unless the U.S. Stockholder opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Stockholder. The U.S. Stockholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Stockholder’s account.

If an investor purchases Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution. However, the stockholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.

A U.S. Stockholder generally will recognize taxable gain or loss if the U.S. Stockholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such U.S. Stockholder’s adjusted tax basis in our common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held his, her or its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, U.S. Stockholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in our Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Stockholders. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. Stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable Treasury regulations, if a U.S. Stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. Stockholder or $10 million or more for a corporate U.S. Stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. Stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

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We (or the applicable withholding agent) will send to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.

We may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Stockholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such stockholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Stockholder’s federal income tax liability, provided that proper information is provided to the IRS.

For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, our stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We intend to qualify as a publicly offered RIC immediately after the Private Offering. If we are not a publicly offered RIC for any period, a non-corporate stockholder’s allocable portion of our affected expenses, including its management fees, will be treated as an additional distribution to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For our non-corporate stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, which are “miscellaneous itemized deductions”, are deductible to an individual only to the extent they exceed 2% of such a stockholder’s adjusted gross income, and are not deductible for alternative minimum tax purposes. Further, the Tax Cuts and Jobs Act, signed on December 22, 2017 and generally effective on January 1, 2018, added new Internal Revenue Code Section 67(g), eliminating all "miscellaneous itemized deductions" for trusts and estates for tax years 2018 through 2025.

A U.S. Stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Stockholder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Stockholder generally should not be subject to U.S. taxation solely as a result of the stockholder’s ownership of our common stock and receipt of dividends with respect to such common stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Stockholder. Therefore, a tax-exempt U.S. Stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate mortgage investment conduits, which we do not currently plan to do, that could result in a tax-exempt U.S. Stockholder recognizing income that would be treated as UBTI.

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Taxation of Non-U.S. Stockholders

The following discussion only applies to certain Non-U.S. Stockholders. Whether an investment in the Shares is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in the Shares by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.

Distributions of our “investment company taxable income” to Non-U.S. Stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. No withholding is required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of our distributions will be reported as eligible for this exemption. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder, we will not be required to withhold federal tax if the Non-U.S. Stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

Actual or deemed distributions of our net capital gains to a Non-U.S. Stockholder, and gains realized by a Non-U.S. Stockholder upon the sale of our common stock, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder.

Under our reinvestment of dividends policy, if a Non-U.S. Stockholder owns Shares registered in its own name, the Non-U.S. Stockholder will have all cash distributions automatically reinvested in additional Shares unless it opts out of the reinvestment of dividends by delivering a written notice to our dividend paying agent prior to the record date of the next dividend or distribution. See “Item 1(c). Description of Business — Dividend Reinvestment Plan.” If the distribution is a distribution of our investment company taxable income, is not designated by us as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in our common stock. The Non-U.S. Stockholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount reinvested. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Stockholder’s account.

The tax consequences to Non-U.S. Stockholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Stockholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Stockholder, distributions (both actual and deemed), and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the Shares may not be advisable for a Non-U.S. Stockholder.

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We must generally report to our Non-U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Stockholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Stockholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 28%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Stockholder of our common stock, provided the Non-U.S. Stockholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Stockholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or that reside in a jurisdiction that has not entered into an agreement with the United States to collect and share such information. The types of income subject to the tax include U.S. source interest and dividends, and after December 31, 2018, the gross proceeds from the sale of any property that could produce U.S.-source fixed or determinable annual or periodic income. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Stockholder and the status of the intermediaries through which they hold their Shares, Non-U.S. Stockholders could be subject to this 30% withholding tax with respect to distributions on their Shares and proceeds from the sale of their Shares. Under certain circumstances, a Non-U.S. Stockholder might be eligible for refunds or credits of such taxes.

Non-U.S. Stockholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

ITEM 1A. RISK FACTORS

Investments in the Company involve a high degree of risk. There can be no assurance that our investment objectives will be achieved, or that a stockholder will receive a return of its capital. In addition, there will be occasions when MCM Advisors and its affiliates may encounter potential conflicts of interest in connection with the Company. The following considerations should be carefully evaluated before making an investment in our common stock. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected, and you may lose all or part of your investment.

Risks Related to Our Business and Structure

We have a lack of operating history.

We are a new entity with no operating history and we have no financial information on which a prospective investor can evaluate an investment in our common stock or our prior performance. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a stockholder’s investment could decline substantially or become worthless. While we believe that the past professional experiences, including investment and financial experience, will allow MCM Advisors to manage the Company successfully, there can be no assurance that this will be the case.

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We depend upon MCM Advisors’ senior management for our success, and upon its access to the investment professionals of Monroe Capital and its affiliates.

We do not have any internal management capacity or employees. We depend on the investment expertise, skill and network of business contacts of the senior investment professionals of MCM Advisors, who evaluate, negotiate, structure, execute, monitor and service our investments in accordance with the terms of the Investment Advisory Agreement. Our success depends to a significant extent on the continued service and coordination of the senior investment professionals of MCM Advisors, particularly Messrs. Koenig, Peck, and Egan. These individuals may have other demands on their time now and in the future, and we cannot assure you that they will continue to be actively involved in our management. Each of these individuals is an employee of MCM Advisors and is not subject to an employment contract. The departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on our ability to achieve our investment objective.

MCM Advisors will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Advisory Agreement. We can offer no assurance, however, that MCM Advisors’ senior investment professionals will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with Monroe Capital and its affiliates and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective. In addition, individuals with whom Monroe Capital’s senior investment professionals have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

The investment committee that oversees our investment activities is provided by MCM Advisors under the Investment Advisory Agreement. MCM Advisors’ investment committee consists of Messrs. Koenig, Peck, and Egan. The loss of any member of MCM Advisors’ investment committee or of other Monroe Capital senior investment professionals would limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition and results of operations.

Our business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of MCM Advisors to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We depend upon the senior investment professionals of MCM Advisors to maintain their relationships with financial institutions, sponsors and investment professionals, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the senior investment professionals of MCM Advisors fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the senior investment professionals of MCM Advisors have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.

Our financial condition and results of operations depend on our ability to manage our business effectively.

Our ability to achieve our investment objective and grow depends on our ability to manage our business. This depends, in turn, on MCM Advisors’ ability to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objectives depends upon MCM Advisors’ execution of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. MCM Advisors has substantial responsibilities under the Investment Advisory Agreement. The senior origination professionals and other personnel of MCM Advisors and its affiliates may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies, it could negatively impact our ability to pay dividends or other distributions and you may lose all or part of your investment.

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There is currently no public market for our stock, and the liquidity of your investment is limited.

There is currently no public market for our common stock, and a market for our common stock may never develop. Our common stock is not registered under the 1933 Act, or any state securities law and is restricted as to transfer by law and the terms of our charter. Our stockholders generally may not sell, assign or transfer shares without prior written consent of MCM Advisors, which MCM Advisors may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our stockholders are not entitled to redeem their shares. Our stockholders must be prepared to bear the economic risk of an investment in our common stock for an indefinite period of time. While we may engage in a liquidity event in the future, there can be no assurance that a liquidity event will be consummated for stockholders.

We have not identified any specific investments that we will make with the proceeds from our private offering, and you will not have the opportunity to evaluate our investments prior to subscribing to purchase our common stock. As a result, our offering may be considered a “blind pool” offering.

Neither we nor MCM Advisors has presently identified, made investments in or contracted to make any investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on MCM Advisors and our Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing our common stock, the private offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objective related to portfolio diversification, risk-adjusted investment returns and other objectives.

Our stockholders may experience dilution.

Our stockholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent we issue additional equity interests, including in a public offering or following a subsequent closing, a stockholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a stockholder may also experience dilution in the net asset value and fair value of our shares.

There may be conflicts related to obligations that MCM Advisors’ senior investment professionals and members of its investment committee have to other clients.

The senior investment professionals and members of the investment committee of MCM Advisors serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts or other investment vehicles sponsored or managed by MCM Advisors or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our stockholders. For example, Messrs. Koenig, Egan and Peck have and will continue to have management responsibilities for other investment funds, accounts or other investment vehicles sponsored or managed by affiliates of MCM Advisors. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our stockholders. MCM Advisors seeks to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy.

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Affiliates of MCM Advisors manage other assets in a public BDC, five closed-end funds, two small business investment companies and 12 private funds that also have an investment strategy focused primarily on senior, unitranche and junior secured debt and, to a lesser extent, unsecured subordinated debt to lower middle-market companies. In addition, MCM Advisors and/or its affiliates may manage other entities in the future with an investment strategy that has the same or similar focus as ours.

Monroe Capital and its affiliates seek to allocate investment opportunities among eligible accounts made pro rata based on each account’s capital available for investment, as determined, in our case, by our Board, including our independent directors. It is the policy of Monroe Capital and its affiliates to base the determinations as to the amount of capital available for investment on such factors as the amount of cash on hand, existing commitments and reserves, if any, the targeted leverage level, the targeted asset mix and diversification requirements and other investment policies and restrictions set by our Board, or imposed by applicable laws, rules, regulations or interpretations. We expect that these determinations will be made similarly for other accounts. In situations where co-investment with other entities sponsored or managed by MCM Advisors or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, MCM Advisors will need to decide whether we or such other entity or entities will proceed with the investment. MCM Advisors will make these determinations based on its policies and procedures which require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time, including, for example, through random or rotational methods. However, there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.

MCM Advisors or its investment committee may, from time to time, possess material nonpublic information, limiting our investment discretion.

The managing members and the senior origination professionals of MCM Advisors and the senior professionals and members of MCM Advisors’ investment committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on us.

Our management and incentive fee structure may create incentives for MCM Advisors that are not fully aligned with the interests of our stockholders.

In the course of our investing activities, we pay management and incentive fees to MCM Advisors. Management fees are based on our total assets (which include assets purchased with borrowed amounts but exclude cash and cash equivalents). As a result, investors in our common stock invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on our total assets, including assets purchased with borrowed amounts but excluding cash and cash equivalents, MCM Advisors benefits when we incur debt or otherwise use leverage. This fee structure may encourage MCM Advisors to cause us to borrow money to finance additional investments or to maintain leverage when it would otherwise be appropriate to pay off our indebtedness. Under certain circumstances, the use of borrowed money may increase the likelihood of default, which would disfavor our stockholders. Our Board is charged with protecting our interests by monitoring how MCM Advisors addresses these and other conflicts of interest associated with its management services and compensation. While our Board is not expected to review or approve each investment, our independent directors periodically review MCM Advisors’ services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate. As a result of this arrangement, MCM Advisors or its affiliates may from time to time have interests that differ from those of our stockholders, giving rise to a conflict.

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The part of the incentive fee payable to MCM Advisors that relates to our net investment income is computed and paid on income that may include interest income that has been accrued but not yet received in cash. This fee structure may be considered to involve a conflict of interest for MCM Advisors to the extent that it may encourage MCM Advisors to favor debt financings that provide for deferred interest, rather than current cash payments of interest. MCM Advisors may have an incentive to invest in PIK interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because MCM Advisors is not obligated to reimburse us for any incentive fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued. In addition, the part of the incentive fee payable to MCM Advisors that relates to our net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Any net investment income incentive fee would not be subject to repayment.

Our incentive fee may induce MCM Advisors to make certain investments, including speculative investments.

MCM Advisors receives an incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, MCM Advisors may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The Investment Advisory Agreement with MCM Advisors and the Administration Agreement with MCM Advisors were not negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third-party.

We negotiated the Investment Advisory Agreement and the Administration Agreement with related parties. Consequently, their terms, including fees payable to MCM Advisors, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under these agreements because of our desire to maintain our ongoing relationship with MCM Advisors. Any such decision, however, would breach our fiduciary obligations to our stockholders.

Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.

We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company, without prior approval of our independent directors and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any portfolio company of a private equity fund managed by MCM Advisors or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We may, however, co-invest with MCM Advisors and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that MCM Advisors, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with MCM Advisors’ affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, exemptive relief granted to MCM Advisors and our affiliates by the SEC on October 15, 2014 and MCM Advisors’ allocation policy, which the investment committee of MCM Advisors maintains in writing. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, is offered to us and similar eligible accounts, as periodically determined by MCM Advisors and approved by our Board, including our independent directors. The allocation policy further provides that allocations among us and these other accounts are generally made pro rata based on each account’s capital available for investment, as determined, in our case, by our Board. It is our policy to base our determinations as to the amount of capital available for investment based on such factors as: the amount of cash on-hand, existing commitments and reserves, if any, the targeted leverage level, the targeted asset mix and diversification requirements and other investment policies and restrictions set by our Board or imposed by applicable laws, rules, regulations or interpretations. We expect that these determinations will be made similarly for other accounts. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time.

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In situations where co-investment with other funds managed by MCM Advisors or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between our interests and those of other MCM Advisors clients, MCM Advisors must decide which client will proceed with the investment. MCM Advisors makes these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on an alternating basis that will be fair and equitable over time. Moreover, except in certain circumstances, we are unable to invest in any issuer in which a fund managed by MCM Advisors or its affiliates has previously invested. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the majority of the members of our Board who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain “joint transactions” between entities that share a common investment adviser.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

We compete with a number of specialty and commercial finance companies to make the types of investments that we make in middle-market companies, including business development companies, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increased competition for investment opportunities, alternative investment vehicles such as hedge funds may seek to invest in areas they have not traditionally invested in or from which they had withdrawn during the economic downturn, including investing in middle-market companies. As a result, competition for investments in lower middle-market companies has intensified, and we expect that trend to continue. Many of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, however, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the lower middle-market is underserved by traditional commercial and investment banks, and generally has less access to capital. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.

Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to obtain and maintain our RIC status. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

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We will be subject to corporate-level federal income tax if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.

We intend to elect to be treated as a RIC under Subchapter M of the Code as soon as practicable, and intend to qualify annually thereafter; however, no assurance can be given that we will be able to qualify for and maintain RIC status. To receive RIC tax treatment under the Code and to be relieved of federal taxes on income and gains distributed to our stockholders, we must meet certain requirements, including source-of-income, asset diversification and distribution requirements. The annual distribution requirement applicable to RICs is satisfied if we distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders on an annual basis. In addition, we will be subject to a 4% nondeductible federal excise tax to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis. To the extent we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements, each of which could, under certain circumstances, restrict us from making annual distributions necessary to receive RIC tax treatment. If we are unable to obtain cash from other sources, we may fail to be taxed as a RIC and, thus, may be subject to corporate-level federal income tax on our entire taxable income without regard to any distributions made by us. In order to be taxed as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to be taxed as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to stockholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our stockholders.

An extended disruption in the capital markets and the credit markets could negatively affect our business.

As a BDC, it will be necessary for us to maintain our ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations or we may not be able to pursue new business opportunities. The capital markets and the credit markets have experienced periods of extreme volatility and disruption and, accordingly, there has been and may in the future be uncertainty in the financial markets in general. Ongoing disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our business operations and could adversely impact our results of operations and financial condition.

We access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to pursue new business opportunities and grow our business. In addition, we are required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders to qualify for the tax benefits available to RICs. As a result, these earnings will not be available to fund new investments. An inability to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which may have an adverse effect on the value of our securities.

We may need to raise additional capital to grow because we must distribute most of our income.

We may need additional capital to fund new investments and grow our portfolio of investments. We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we are required to distribute each taxable year an amount at least equal to 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our stockholders to continue to be taxed as a RIC. As a result, these earnings are not available to fund new investments. An inability to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which may have an adverse effect on the value of our securities.

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We could raise capital through other channels.

The Board may determine to raise additional capital through other channels, including through private offerings or a liquidity event. Capital raised through other channels could subject us to additional regulatory requirements. See “Item 11. Description of Registrant’s Securities to be Registered.” These additional provisions could, among other things, affect our stockholders and limit the ability of the Company and MCM Advisors to take certain actions. In addition, if capital is raised through other channels, we would have to use financial and other resources to file any required registration statements and to comply with any additional regulatory requirements.

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contracted PIK arrangements, will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.

That part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash, such as original issue discount and PIK interest. If we pay a net investment income incentive fee on interest that has been accrued, but not yet received in cash, it will increase the basis of our investment in that loan, which will reduce the capital gain incentive fee that we would otherwise pay in the future. Nevertheless, if we pay a net investment income incentive fee on interest that has been accrued but not yet received, and if that portfolio company defaults on such a loan, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible.

Because we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirements applicable to RICs. In such a case, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations and sourcings to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify for the tax benefits available to RICs and thus be subject to corporate-level income tax.

Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.

We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 200% of total assets less all liabilities and indebtedness not represented by senior securities, immediately after each issuance of senior securities. We are permitted, however, to increase our asset coverage ratio to at least 150% as we have satisfied certain conditions, including stockholder and Board approval. Our Board and MCM Advisors, our initial shareholder, have approved a proposal to adopt an asset coverage ratio of 150% in connection with the organization of the Company. See “Risk Factors — Risks Relating to our Business and Structure — Recent legislation may allow us to incur additional leverage” and “— Because we have received Board approval and the approval of our initial shareholder, we will be subject to 150% Asset Coverage.” If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. This could have a material adverse effect on our operations and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. In addition, issuance of securities could dilute the percentage ownership of our current stockholders in us.

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No person or entity from which we borrow money will have a veto power or a vote in approving or changing any of our fundamental policies. If we issue preferred stock, the preferred stock would rank “senior” to common stock in our capital structure, preferred stockholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our common stockholders, and the issuance of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in your best interest. Holders of our common stock will directly or indirectly bear all of the costs associated with offering and servicing any preferred stock that we issue. In addition, any interests of preferred stockholders may not necessarily align with the interests of holders of our common stock and the rights of holders of shares of preferred stock to receive dividends would be senior to those of holders of shares of our common stock.

As a BDC, we generally are not able to issue our common stock at a price below net asset value per share without first obtaining the approval of our stockholders and our independent directors. If we raise additional funds by issuing more common stock or senior securities convertible into, or exchangeable for, our common stock, then percentage ownership of our stockholders at that time would decrease, and you might experience dilution. We may seek stockholder approval to sell shares below net asset value in the future.

There are significant financial and other resources necessary to comply with the requirements of being a public entity.

Upon the effectiveness of this Registration Statement we will be subject to the reporting requirements of the 1934 Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The 1934 Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We intend to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to MCM Advisors, as administrator, to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will remain an emerging growth company for up to five years following an IPO or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period.

We do not currently have comprehensive documentation of our internal controls.

We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

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Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and, following an IPO, lead to a decline in the market price of our common stock.

Recent legislation may allow us to incur additional leverage.

The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, recent legislation has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. In other words, prior to the enactment of the legislation, a BDC could borrow $1 for investment purposes for every $1 of investor equity. Now, for those BDCs that satisfy the legislation’s approval and disclosure requirements, the BDC can borrow $2 for investment purposes for every $1 of investor equity. Under the legislation, we are allowed to increase our leverage capacity if stockholders representing at least a majority of the votes cast, when quorum is met, approve a proposal to do so. If we receive stockholder approval, we would be allowed to increase our leverage capacity on the first day after such approval.  Alternatively, the legislation allows the majority of our independent directors to approve an increase in our leverage capacity, and such approval would become effective after one year. In either case, we would be required to make certain disclosures in SEC filings regarding, among other things, the receipt of approval to increase our leverage, our leverage capacity and usage, and risks related to leverage.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay common stock dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.

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Because we have received Board approval and the approval of our initial shareholder, we will be subject to 150% Asset Coverage.

Recent legislation provides that in order for a BDC to be subject to 150% Asset Coverage, the BDC must either obtain: (i) approval of the required majority of its non-interested directors who have no financial interest in the proposal, which would become effective one year after the date of such approval (the “Board Effective Date”), or (ii) obtain stockholder approval (of more than 50% of the votes cast for the proposal at a meeting in which quorum is present), which would become effective on the first day after the date of such stockholder approval. Because our Board and MCM Advisors, our initial shareholder, have approved this proposal in connection with the organization of the Company, the reduced Asset Coverage Ratio is effective. Incurring additional indebtedness could increase the risk of investing in our company.

Provisions in a credit facility may limit discretion.

To the extent we borrow money to make investments, such underlying credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Any defaults under a credit facility could adversely affect our business.

In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

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To the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income.

To the extent we borrow money to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with issuances of equity and long-term debt securities. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.

You should also be aware that a rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase of the amount of incentive fees payable to MCM Advisors.

In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021. Because the statements made by the head of the United Kingdom Financial Conduct Authority are recent in nature, there is no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined.

We are exposed to risks associated with changes in interest rates.

Interest rate fluctuations may have a substantial negative impact on our investments, the value of our common stock and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net investment income while an increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and increase our interest expense, thereby decreasing our net income. An increase in interest rates available to investors could also make investment in our common stock less attractive unless we are able to increase our dividend rate. In addition, a significant increase in market interest rates could also result in an increase in our non-performing assets and a decrease in the value of our portfolio because our floating-rate loan portfolio companies may be unable to meet higher payment obligations.

If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC, which would have a material adverse effect on our business, financial condition and results of operations.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. See “Business — Qualifying Assets.” We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to business development companies. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies which could result in the dilution of our position or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations, and cash flows.

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Many of our portfolio investments will be recorded at fair value as determined in good faith by our Board and, as a result, there may be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value or if there is no readily available market value, at fair value as determined by our Board. Many of our portfolio investments may take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and we value these securities at fair value as determined in good faith by our Board, including to reflect significant events affecting the value of our securities. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities;

•	the enterprise value of a portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business; and

•	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

We expect that most of our investments (other than cash and cash equivalents) will be classified as Level 3 in the fair value hierarchy and require disclosures about the level of disaggregation along with the inputs and valuation techniques we use to measure fair value. This means that our portfolio valuations are based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We employ the services of one or more independent service providers to review the valuation of these securities. The types of factors that the Board may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty in the value of our portfolio investments, a fair value determination may cause net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon one or more of our investments. As a result, investors purchasing shares of our common stock based on an overstated net asset value would pay a higher price than the value of the investments might warrant. Conversely, investors selling shares during a period in which the net asset value understates the value of investments will receive a lower price for their shares than the value the investment portfolio might warrant.

We will adjust quarterly the valuation of our portfolio to reflect the determination of our Board of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statements of operations as net change in unrealized gain (loss) on investments.

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We may experience fluctuations in our quarterly operating results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies are subject to regulation at the local, state and federal level. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations may also come into effect, including those governing the types of investments we or our portfolio companies are permitted to make, any of which could have a material adverse effect on our business. In particular, on July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law. The scope of the Dodd-Frank Act impacts many aspects of the financial services industry, and it requires the development and adoption of many implementing regulations over the next several years. The effects of Dodd-Frank on the financial services industry will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken in implementing regulations. President Trump and certain members of Congress have indicated that they will seek to amend or repeal portions of the Dodd-Frank Act, among other federal laws, and drastically reduce the role of regulatory agencies, such as the Consumer Financial Protection Bureau, which may create regulatory uncertainty in the near term. While the impact of the Dodd-Frank Act, and recently-enacted federal tax reform legislation on us and our portfolio companies may not be known for an extended period of time, the Dodd-Frank Act and federal tax reform, including future rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial services industry or affecting taxation that are proposed or pending in the U.S. Congress, may negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the strategies and plans set forth herein and may shift our investment focus from the areas of expertise of MCM Advisors to other types of investments in which MCM Advisors may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.

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Legislative or other actions relating to taxes could have a negative effect on us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. On December 22, 2017, the U.S. House of Representatives and U.S. Senate enacted “An Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018” (the “2017 Tax Act”). The 2017 Tax Act was signed by the President on December 23, 2017. Such legislation makes many changes to the Internal Revenue Code, including, among other things, significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. While we do not foresee that the 2017 Tax Act or any additional tax legislation will have any impact on our ability to qualify for tax treatment as a RIC, we cannot predict with certainty how any changes in the tax laws, U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation might affect us, investors or our portfolio investments.

We may not qualify as a publicly offered RIC.

Although we intend to qualify as a publicly offered RIC immediately after the Private Offering, we can provide no assurances that we will qualify as a publicly offered RIC for future taxable years. If we are not a publicly offered RIC for any period, a non-corporate stockholder’s allocable portion of our affected expenses, including its management fees, will be treated as an additional distribution to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. For our non-corporate stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, which are “miscellaneous itemized deductions”, are deductible to an individual only to the extent they exceed 2% of such a stockholder’s adjusted gross income, and are not deductible for alternative minimum tax purposes. Further, the 2017 Tax Act which generally became effective on January 1, 2018, added new Internal Revenue Code Section 67(g), eliminating all "miscellaneous itemized deductions" for trusts and estates for tax years 2018 through 2025.

Our Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

Our Board has the authority, except as otherwise prohibited by the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under Maryland law, we also cannot be dissolved without prior stockholder approval except by judicial action. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our common stock. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions.

MCM Advisors can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

MCM Advisors has the right to resign under the Investment Advisory Agreement without penalty at any time upon 60 days’ written notice to us, whether we have found a replacement or not. If MCM Advisors resigns, we may not be able to find a new investment advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by MCM Advisors and its affiliates. Even if we were able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

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MCM Advisors can resign on 60 days’ notice from its role as our administrator under the Administration Agreement, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

MCM Advisors has the right to resign under the Administration Agreement without penalty upon 60 days’ written notice to us, whether we have found a replacement or not. If MCM Advisors resigns, we may not be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by MCM Advisors. Even if we were able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

Efforts to comply with the Sarbanes-Oxley Act involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us and the market price of our common stock.

As a publicly traded company, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and other rules implemented by the SEC.

We are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Under current SEC rules, after being subject to the reporting requirements of the 1934 Act for a specified period of time, our management will be required to report on its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and rules and regulations of the SEC thereunder. We are required to review on an annual basis our internal controls over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal controls over financial reporting. As a result, we expect to continue to incur associated expenses, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations and may not be able to ensure that the process is effective or that the internal controls are or will be effective in a timely manner. There can be no assurance that our quarterly reviews and annual audits will not identify additional material weaknesses. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, our value and results of operations may be adversely affected. As a result, we expect to incur significant associated expenses, which may negatively impact our financial performance and our ability to make distributions.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

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We may incur lender liability as a result of our lending activities.

In recent years, a number of judicial decisions have upheld the right of borrowers and others to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We may be subject to allegations of lender liability, which could be time-consuming and expensive to defend and result in significant liability.

We may incur liability as a result of providing managerial assistance to our portfolio companies.

In the course of providing significant managerial assistance to certain portfolio companies, certain of our management and directors may serve as directors on the boards of such companies. To the extent that litigation arises out of investments in these companies, our management and directors may be named as defendants in such litigation, which could result in an expenditure of our funds, through our indemnification of such officers and directors, and the diversion of management time and resources.

MCM Advisors may not be able to achieve the same or similar returns as those achieved by our senior management and investment teams while they were employed at prior positions.

The track record and achievements of the senior investment professionals of Monroe Capital are not necessarily indicative of future results that will be achieved by MCM Advisors. As a result, MCM Advisors may not be able to achieve the same or similar returns as those achieved by the senior investment professionals of Monroe Capital.

Risks Related to Our Investments

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of our portfolio companies will be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, any non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity investments and could lead to financial losses in our portfolio and a corresponding decrease in revenues, net income and assets.

Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we or MCM Advisors render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we or MCM Advisors provided managerial assistance to that portfolio company or otherwise exercise control over it, a bankruptcy court might re-characterize our debt as a form of equity and subordinate all or a portion of our claim to claims of other creditors.

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Market conditions have materially and adversely affected debt and equity capital markets in the United States and around the world.

In the past, the global capital markets experienced periods of disruption resulting in increasing spreads between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free and a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market. These events, along with the deterioration of the housing market, illiquid market conditions, declining business and consumer confidence and the failure of major financial institutions in the United States, led to a general decline in economic conditions. This economic decline materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and to financial firms in particular. If such a period of disruption were to occur in the future, to the extent that we wish to use debt to fund our investments, the debt capital that will be available to us, if at all, may be at a higher cost, and on terms and conditions that may be less favorable, than what we expect, which could negatively affect our financial performance and results. A prolonged period of market illiquidity may cause us to reduce the volume of loans we originate and/or fund below historical levels and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, and results of operations. The spread between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free has remained narrow on a relative basis recently. If these spreads were to widen or if there were deterioration of market conditions, these events could materially and adversely affect our business.

Our investments in leveraged portfolio companies may be risky, and you could lose all or part of your investment.

Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, our junior secured loans are generally subordinated to senior loans. As such, other creditors may rank senior to us in the event of an insolvency.

We intend to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.

We intend to invest in loans to middle-market, privately owned companies. Compared to larger, publicly traded firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand, compete and operate their business. In addition, many of these companies may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to these types of borrowers may entail higher risks than loans made to companies that have larger businesses, greater financial resources or are otherwise able to access traditional credit sources on more attractive terms.

Investing in middle-market companies involves a number of significant risks, including that middle-market companies:

•	may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	typically have more limited access to the capital markets, which may hinder their ability to refinance borrowings;

•	will be unable to refinance or repay at maturity the unamortized loan balance as we structure our loans such that a significant balance remains due at maturity;

•	generally have less predictable operating results, may be particularly vulnerable to changes in customer preferences or market conditions, depend on one or a limited number of major customers;

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•	may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

•	generally have less publicly available information about their businesses, operations and financial condition. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.

Any of these factors or changes thereto could impair a portfolio company’s financial condition, results of operation, cash flow or result in other adverse events, such as bankruptcy, any of which could limit a portfolio company’s ability to make scheduled payments on loans from us. This, in turn, may lead to their inability to make payments on outstanding borrowings, which could result in losses in our loan portfolio and a decrease in our net interest income and book value.

We may be subject to risks associated with our investments in senior loans.

We intend to invest in senior secured loans. Senior secured loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a senior secured loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior secured loan may decline in value or become illiquid, which would adversely affect the senior secured loan’s value.

There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the 1933 Act or registered under the 1934 Act. As a result, MCM Advisors will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on the analytical abilities of MCM Advisors.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

We may be subject to risks associated with our investments in junior debt securities.

We may invest in junior debt securities. Although certain junior debt securities are typically senior to common stock or other equity securities, the equity and debt securities in which we will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefiting senior creditors. In the event any portfolio company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.

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We may be subject to risks associated with our investments in unitranche secured loans and securities.

We may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility in which we syndicate a “first out” portion of the loan to an investor and retain a “last out” portion of the loan. Unitranche secured loans provide all of the debt needed to finance a leveraged buyout or other corporate transaction, both senior and junior, but generally in a first lien position, while the borrower generally pays a blended, uniform interest rate rather than different rates for different tranches. Unitranche secured debt generally requires payments of both principal and interest throughout the life of the loan. Generally, we expect these securities to carry a blended yield that is between senior secured and junior debt interest rates. Unitranche secured loans provide a number of advantages for borrowers, including the following: simplified documentation, greater certainty of execution and reduced decision-making complexity throughout the life of the loan. In some cases, a portion of the total interest may accrue or be paid in kind. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.

We may be subject to risks associated with our investments in bank loans.

We intend to invest in bank loans and participations. These obligations are subject to unique risks, including:

•	the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws,
•	so-called lender-liability claims by the issuer of the obligations,
•	environmental liabilities that may arise with respect to collateral securing the obligations, and
•	limitations on our ability to directly enforce its rights with respect to participations.

In analyzing each bank loan or participation, MCM Advisors compares the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks will be borne by us.

We may be subject to risks associated with our investments in Securitized Products.

We may from time to time, as part of its opportunistic investment activities, invest, directly and indirectly, in Securitized Products, including CLO facilities, asset-backed securities and warehouse loan facilities. Securitized Products may present risks similar to those of the other types of investments in which we may invest and, in fact, such risks may be of greater significance in the case of Securitized Products. Moreover, investing in Securitized Products may entail a variety of unique risks. Among other risks, Securitized Products may be subject to prepayment risk. In addition, the performance of a Securitized Product will be affected by a variety of factors, including its priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. In addition, we may face additional risks related to specific Securities Products, including the following:

Asset-backed securities. We may invest in asset-backed securities (“ABS”). ABS are subject to the risk of prepayment on the loans underlying such securities (including voluntary prepayments by the obligors and liquidations due to default). Generally, prepayment rates increase when interest rates fall and decrease when interest rates rise. Prepayment rates are also affected by other factors, including economic, demographic, tax, social and legal factors. To the extent that prepayment rates are different than anticipated, the average yield of investments in ABS may be adversely affected. The interest rate sensitivity of any particular pool of loans depends upon the allocation of cash flow from the underlying receivables.

The market value of ABS will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. However, ABS, while having comparable risk of decline during periods of rising rates, usually have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments as interest rates decline. In addition, to the extent any ABS are purchased at a premium, losses due to default and liquidation and unscheduled principal prepayments generally will result in some loss of the holders’ principal to the extent of the premium paid. ABS are subject to whole loan risk and credit risk that the underlying receivables will not be paid by debtors or by credit insurers or guarantors of such instruments.

The underlying assets of ABS may include receivables of any kind, including, without limitation, such items as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from credit card agreements. The ability of an issuer of asset-backed securities to enforce its security interest in the underlying assets may be limited.

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The values of some other ABS are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and thus be subject to risks associated with the negligence by, or defalcation of, their servicers. In addition, any fees related to outside loan origination and servicing contracts could negatively affect returns. In certain circumstances, the mishandling of related documentation may also affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of underlying assets. Furthermore, debtors may be entitled to the protection of a number of state and Federal consumer credit laws with respect to ABS, which may give the debtor the right to avoid payment. ABS may be highly illiquid, and the market value of ABS may fluctuate widely. If we are forced to liquidate our investments in ABS to satisfy withdrawals, it may be difficult or impossible to do so on favorable terms and may result in losses.

Collateralized Loan Obligations. We may invest, directly or indirectly, in CLOs and CLO warehouse facilities. A CLO is typically a bankruptcy-remote securitization entity that owns senior secured, second lien or unsecured corporate loans. Typically, we are expected to invest, directly or indirectly, in the unrated or most subordinated tranches of CLOs that own middle market or broadly syndicated loans, while other investors may purchase more senior tranches of the CLO entity’s capital structure, thereby exposing themselves to different risks of principal and interest repayment. CLOs make payments to investors as payments are received with respect to their underlying asset pools. If proceeds of the underlying asset pools are not large enough to provide payments on all investors, securities held by the more junior investors in the CLOs (like us) will likely suffer a principal loss. In an event of default, typically the most senior tranche of debt may direct the CLO manager to liquidate the CLO. In the event of a liquidation, the unrated or most subordinated tranches of a CLO will not receive any payment until all principal and interest on the senior debt is paid in full. As the holder of the most subordinated tranche, we may be unable to exercise additional remedies under the CLO entity documentation. In addition, the value of the underlying collateral in the asset pools may decrease in value. CLO securities are illiquid instruments, and we may not be able to sell such securities at favorable prices, if at all.

We may be subject to risks associated with our real estate investments.

We may invest in a variety of real estate and related transactions, either directly or indirectly through investment in other entities. Such real estate investments may entail first mortgage financing for opportunistic or value-added commercial real estate transactions. The value of real estate is subject to market conditions, and adverse changes in the local real estate market may lower the value that may be derived from a liquidation. Other risks incident to the ownership and operation of commercial and residential real estate include:

•	dependence on cash flow,
•	changes in supply of, or demand for, competing properties in an area (as a result of over-building),
•	changes in the financial conditions of tenants, buyers and sellers of properties,
•	changes in the availability of debt financing,
•	energy and supply shortages,
•	laws assigning liability to the owners of real estate properties for environmental hazards existing on such properties,
•	changes in tax, real estate, environmental and zoning laws and regulations,
•	various uninsured or uninsurable risks,
•	natural disasters, and
•	challenges inherent in developing and managing real properties.

Adverse changes in real estate markets increase the probability of default on mortgage loans, as the incentive of the borrower to retain equity in the property declines. Loans may become non-performing for a wide variety of reasons, including, without limitation, because the mortgaged property is too highly leveraged and therefore unable to generate sufficient income to cover its debt service, because of poor management or physical condition, or because local economic conditions adversely affect the potential of the property to generate income. Non-performing mortgage loans often require workout negotiations and/or restructuring, which may entail, among other things, a write-down of the principal of the loan and/or reduction of the interest rate. In addition, in the event that foreclosure of a mortgage loan is required, the foreclosure process is often lengthy and expensive, sometimes taking several years. Furthermore, the foreclosure process can itself disrupt the use of the property, thereby reducing the economic returns.

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A number of factors may affect the value of commercial office properties, including, among other things, diversification of the tenant base (i.e., reliance on one or only a few tenants versus a greater number of tenants or tenants in similar types of businesses versus a greater diversity of businesses); and the location, appearance, amenities and other physical attributes of the properties; and competition from other office properties. Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of re-letting space. In addition, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive, or may require substantial capital investment to upgrade facilities in order to be competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risks of such an adverse effect are increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

We may be subject to risks associated with our investments in consumer loans.

We may invest in consumer loans. Such loans may be at the time of acquisition, or may become after acquisition, non-performing for various reasons. With respect to collateralized loans, the underlying property may be too highly leveraged, poorly managed or substantially in need of rehabilitation. Such non-performing and sub-performing loans may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the principal of the loan. Moreover, MCM Advisors may find it necessary or desirable to foreclose on some if not many of the loans acquired. This foreclosure process may be lengthy and expensive. The value of the loan will be adversely impacted by a decline in the value of the underlying collateral, which is likely to be beyond our control. Finally, there is unlikely to be a liquid secondary market for these types of investments. Consequently, we may not be able to dispose of these investments at prices that reflect their value or the amount we paid to acquire them.

In addition, certain of our investments may consist of loans offered through lending platforms that are serviced by third-party servicers. These loans are risky and speculative investments and will represent unsecured obligations of a variety of borrowers, the identities of whom are not made available to any investor, including us. In deciding whether to purchase a loan, we may not have access to financial statements or other detailed financial information of the borrowers and therefore will not be able to verify the identity of any borrower or independently evaluate their creditworthiness. As a result, we must rely on the efforts of such third-party servicer for such information.

We may be subject to risks associated with our distressed investments.

We may opportunistically invest in debt obligations, securities and assets that are inefficiently priced as a result of business, financial, market or legal uncertainties. The level of analytical sophistication, both financial and legal, necessary for successful returns on such investments is unusually high. There can be no assurance that MCM Advisors will correctly evaluate the nature and magnitude of the various factors that could affect the value of our investments.

In particular, we may opportunistically purchase securities and other obligations of companies that are experiencing significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such investments may result in significant returns to us, they involve a substantial degree of risk and may not show any return for a considerable period of time, if at all. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that is funded by us, we may lose all or part of the amounts advanced to the issuer or may be required to accept collateral with a value less than the amount of the loan advanced by us to the issuer.

We may be subject to risks associated our litigation finance investments.

We may (i) invest in individual commercial legal claims, (ii) finance the costs of defending against individual commercial legal claims, (iii) lend against individual or portfolios of commercial cases managed by selected law firms where the underlying claims fit within our investment profile and/or (iv) enter into any other structures or contractual arrangements the value of which are derived from the performance or outcome of an underlying legal claim or series of legal claims (collectively, “Litigation Finance Investments”).

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Various laws and professional regulations addressing litigation generally (including, without limitation, state laws and regulations with respect to legal ethics) are complex and subject to constant change and uncertainty. Certain jurisdictions expressly prohibit or restrict the ability to assign certain claims or to participate in a lawyer’s contingent fee interest in a claim. Such prohibitions and restrictions are governed by the rules and regulations of each state and jurisdiction in the United States and vary in degree of strength and overall enforcement. Specifically, some jurisdictions may not permit us to make investments in, or engage in other business and financial transactions relating to, certain legal claims. Further, the laws in such jurisdictions may be uncertain enough that we may not have the ability or the desire to make such investments, thereby limiting the total size of the potential market for Litigation Finance Investments. There is also a risk that we will make an investment in a certain jurisdiction that carries with it a risk that such investment agreement may not be enforced given the uncertainty as to the applicable law and regulations.

We intend to analyze the aforementioned legal and ethical issues as appropriate on an on-going basis and intends to seek outside legal counsel in order to evaluate and monitor these issues. In many jurisdictions, the relevant issues may not have been considered by the courts or addressed directly by statute and/or may be subject to change, so obtaining definitive legal advice may not be possible. Any failure by us to comply with any federal, state or local law, rule or regulation could us to liability, including, without limitation, fines and other penalties, and could jeopardize the ultimate recovery of a positive award or judgment.

Due to competitive, legal and ethical considerations and restrictions, we will not be able to provide our shareholders with details of the cases or legal claims in which we intends to invest or pursue. Shareholders will not have an opportunity to evaluate any investment or legal claim themselves and will be wholly dependent upon MCM Advisors’ ability to assess and manage investments made by us.

Parties to a litigation or arbitration must have the ability to pay a judgment or award if a case outcome ultimately is successful. Part of the case investment process involves our assessment of this ability to pay. However, if the party is unable to pay or challenges the validity of a judgment or award, we may have difficulties ultimately collecting its share of monetary judgments or awards. Further, given the nature of these recoveries, we cannot control the ultimate timing and amount recovered, and there is no assurance that MCM Advisors will be able to predict the timing and/or amount of any such payments.

For the investments that we make, we will not be the client of the law firm representing the party to the litigation and will not have the ability to control decisions made by the claimholder, defendant, or the law firm. Lawyers are generally required to act pursuant to their clients’ directives and are fiduciaries to their clients, not to us. The law firms involved also will be subject to an overriding duty to the courts and not us. Investment documents will make clear that parties to litigation related to our investments retain the right to replace their litigation counsel, accept or reject settlement offers, make key strategic decisions, and abandon the litigation if they believe it no longer has merit - all without the our having any contractual right or ability to direct that a party act otherwise or that the party’s counsel disregard its client’s directives.

As part of the due diligence process in which we engage, we might rely on the advice and opinion of outside counsel and other experts in assessing potential claims. Further, we will be dependent upon the skills and efforts of independent law firms to litigate and/or arbitrate cases. There is no guarantee that the ultimate outcome of any case will be in line with a law firm’s or expert’s initial assessment of the validity and merit of a legal claim.

Loans may become nonperforming for a variety of reasons.

A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although the we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.

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The lack of liquidity in our investments may adversely affect our business.

All of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to maintain the election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or MCM Advisors have material nonpublic information regarding such portfolio company.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation.

As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our Board. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.

The loans that will underlie our portfolio may be callable at any time, and many of them can be repaid with no premium to par. It is not clear at this time when or if any loan might be called. Whether a loan is called will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each portfolio company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields.

Our portfolio may be exposed in part to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.

Our portfolio may be exposed in part to one or more specific industries. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

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To the extent original issue discount and payment-in-kind interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include original issue discount, or OID, components and may include PIK interest or PIK dividend components. To the extent original issue discount constitutes a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

•	We must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID or other amounts accrued will be included in investment company taxable income for the year of the accrual, we may be required to make a distribution to our stockholders in order to satisfy our annual distribution requirements, even though we will not have received any corresponding cash amount. As a result, we may have to sell some of our investments at times or at prices that would not be advantageous to us, raise additional debt or equity capital or forgo new investment opportunities.

•	The higher yield of OID instruments reflect the payment deferral and credit risk associated with these instruments.

•	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

•	OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.

•	OID instruments generally represent a significantly higher credit risk than coupon loans.

•	OID income received by us may create uncertainty about the source of our cash distributions to stockholders. For accounting purposes, any cash distributions to stockholders representing OID or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID or market discount interest comes from the cash invested by the stockholders, Section 19(a) of the 1940 Act does not require that stockholders be given notice of this fact by reporting it as a return of capital.

•	The deferral of PIK interest has a negative impact on liquidity, as it represents non-cash income that may require distribution of cash dividends to stockholders in order to maintain our RIC status. In addition, the deferral of PIK interest also increases the loan-to-value (“LTV”) ratio at a compounding rate, thus, increasing the risk that we will absorb a loss in the event of foreclosure.

•	OID and market discount instruments create the risk of non-refundable incentive fee payments to MCM Advisors based on non-cash accruals that we may not ultimately realize.

We will be a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.

We will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we will not have fixed guidelines for diversification. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

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We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.

Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect the portfolio company. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by MCM Advisors’ allocation policy.

Because we will not hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.

We do not expect to hold controlling equity positions in the majority of our portfolio companies. Our debt investments may provide limited control features such as restrictions, for example, on the ability of a portfolio company to assume additional debt, or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership, and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a portfolio company, we may be subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or stockholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

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Defaults by our portfolio companies will harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

In addition, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Although we expect that our investments will be primarily secured, some investments may be unsecured and subordinated to substantive amounts of senior indebtedness. The portfolio companies in which we invest usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche secured transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;

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•	the ability to control the conduct of such proceedings;

•	the approval of amendments to collateral documents;

•	releases of liens on the collateral; and

•	waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.

We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

We may also make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

We may be subject to risks associated with syndicated loans.

From time to time, our investments may consist of syndicated loans. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases, we do not expect to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Accordingly, we may be precluded from directing such actions unless we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure you that the actions taken will be in our best interests.

There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.

We may be subject to risks associated with our investments in special situation companies.

We may make investments in companies involved in (or the target of) acquisition attempts or tender offers, or companies involved in spin-offs and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved will either be unsuccessful, take considerable time or result in a distribution of cash or a new security, the value of which will be less than the purchase price to us of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, we may be required to sell our investment at a loss. In connection with such transactions (or otherwise), we may purchase securities on a when-issued basis, which means that delivery and payment take place sometime after the date of the commitment to purchase and are often conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, reorganization or debt restructuring. The purchase price and/or interest rate receivable with respect to a when-issued security are fixed when we enter into the commitment. Such securities are subject to changes in market value prior to their delivery.

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The disposition of our investments may result in contingent liabilities.

A significant portion of our investments may involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.

Investments in securities of foreign companies, if any, may involve significant risks in addition to the risks inherent in U.S. investments.

We may make investments in securities of foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies, including changes in exchange control regulations, political and social instability, expropriation and imposition of foreign taxes. In addition, any investments that we make that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Factors such as trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments may affect currency values. We may employ hedging techniques to minimize these risks, but we cannot assure you that we will, in fact, hedge currency risk, or, that if we do, such strategies will be effective.

We may be subject to additional risks if we engage in hedging transactions and/or invest in foreign securities.

The 1940 Act generally requires that 70% of our investments be in issuers each of whom, in addition to other requirements, is organized under the laws of, and has its principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the United States. Our investment strategy does not contemplate a significant number of investments in securities of non-U.S. companies. We expect that these investments would focus on the same investments that we intend to make in U.S. middle-market companies and, accordingly, would be complementary to our overall strategy and enhance the diversity of our holdings.

To the extent that these investments are denominated in a foreign currency, we may engage in hedging transactions. Engaging in either hedging transactions or investing in foreign securities would entail additional risks to our stockholders. We may, for example, use instruments such as interest rate swaps, caps, collars and floors, forward contracts or currency options or borrow under a revolving credit facility in foreign currencies to minimize our foreign currency exposure. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price. Our ability to engage in hedging transactions may also be adversely affected by recent rules adopted by the U.S. Commodity Futures Trading Commission.

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While we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.

We may not realize gains from our equity investments.

We may in the future make investments that include warrants or other equity or equity-related securities. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.

Risks Relating to Our Common Stock

We may not be able to pay distributions, our distributions may not grow over time and/or a portion of our distributions may be a return of capital.

We intend to pay distributions to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to sustain a specified level of cash distributions or make periodic increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could limit our ability to pay distributions. All distributions will be paid at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our stockholders.

When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our stock and, assuming that an investor holds our stock as a capital asset, thereafter as a capital gain.

We may choose to pay a portion of our dividends in our own stock, in which case you may be required to pay tax in excess of the cash you receive.

We intend to adopt a dividend reinvestment plan that will provide for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash pursuant to such plan. We may distribute taxable dividends that are payable in part in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for federal income tax purposes. The tax rate for ordinary income will vary depending on a stockholder’s particular characteristics. For individuals, the top marginal federal ordinary income tax rate effective beginning in 2018 is 37%. To the extent distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for a maximum qualified dividend federal tax rate of 20%. However, in this regard, it is anticipated that distributions paid by us will generally not be attributable to such dividends and, therefore, generally will not qualify for the preferential federal tax rate. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains currently at a maximum federal tax rate of 20%.

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As a result of receiving dividends in the form of our common stock, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold federal tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares of our common stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of shares of our common stock.

In addition, as discussed above, our loans may contain a PIK interest provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To avoid the imposition of corporate-level tax, we will need to make sufficient distributions, a portion of which may be paid in shares of our common stock, regardless of whether our recognition of income is accompanied by a corresponding receipt of cash.

Investing in our common stock may involve an above-average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our common stock may not be suitable for someone with lower risk tolerance.

Provisions of the Maryland General Corporation Law and our charter and bylaws could deter takeover attempts and have an adverse effect on the price of our common stock.

The Maryland General Corporation Law and our charter and bylaws contain provisions that may discourage, delay or make more difficult a change in control of us or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. Our Board has adopted a resolution exempting from the Maryland Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by our Board, including approval by a majority of our independent directors. If the resolution exempting business combinations is repealed or our Board does not approve a business combination, the Maryland Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. The SEC staff has taken the position that, under the 1940 Act, an investment company may not avail itself of the Maryland Control Share Acquisition Act. As a result, we will amend our bylaws to be subject to the Maryland Control Share Acquisition Act, only if the Board determines that it would be in our best interests and, after notification, the SEC staff does not object to our determination that our being subject to the Maryland Control Share Acquisition Act does not conflict with the 1940 Act. If such conditions are met, and we amend our bylaws to repeal the exemption from the Maryland Control Share Acquisition Act, the Maryland Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such a transaction.

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We have adopted certain measures that may make it difficult for a third-party to obtain control of us, including provisions of our charter classifying our Board in three staggered terms and authorizing our Board to classify or reclassify shares of our capital stock in one or more classes or series and to cause the issuance of additional shares of our stock. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders.

ITEM 2. FINANCIAL INFORMATION

Discussion of the Company’s Expected Operating Plan

Overview

We are an externally managed, closed-end, non-diversified management investment company that intends to elect to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. While we intend to elect to be treated as a RIC as soon as practicable, we anticipate that we may have difficulty satisfying the asset diversification requirements as we deploy initial capital and build our portfolio. To the extent that we have net taxable income prior to our qualification as RIC, we will be subject to U.S. federal income tax on such income. See “Item 1(c). Description of Business — Material U.S. Federal Income Tax Considerations” for more information.

As a BDC, we will be required to comply with certain regulatory requirements. For instance, we will generally have to invest at least 70% of our total assets in “qualifying assets,” including “eligible portfolio companies,” cash, cash equivalents, U.S. government securities and high-quality debt instruments maturing in one year or less from the time of investment. In addition, we will be subject to borrowing restrictions such that, with certain limited exceptions, our asset coverage, as defined in the 1940 Act, will be required to equal at least 150% after each borrowing. The amount of leverage that we employ will depend on MCM Advisors’ and our Board of Director’s assessment of market and other factors at the time of any proposed borrowing. See “Item 1(c). Description of Business — Regulation as a Business Development Company.”

As an emerging growth company, we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

We are a specialty finance company that will be focused on providing financing solutions primarily to lower middle-market companies in the United States and Canada. We will seek to provide attractive risk-adjusted returns and downside protection by investing primarily in secured private credit transactions and assets, targeting investments that have significant downside protection through a focus on asset coverage. We expect to invest primarily in: (i) senior and junior secured and unsecured loans, notes, bonds, preferred equity (including preferred partnership equity), convertible debt and other securities; (ii) unitranche secured loans and securities; (iii) asset-based loans and securities; (iv) small business loans and leases; (v) structured debt and structured equity; (vi) syndicated loans; (vii) Securitized Products; (viii) opportunities to acquire illiquid investments from other third-party funds as a result of liquidity constraints resulting from investor redemptions and market dislocations; and (ix) capital investments in the secondary markets.

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation through investment in senior, unitranche and junior secured debt and, to a lesser extent, subordinated debt and equity investments. We seek to use our extensive leveraged finance origination infrastructure and broad expertise in sourcing loans to invest in primarily senior, unitranche and junior secured debt of middle-market companies.   Our investments in senior, unitranche, junior secured debt and other investments generally will range between $2.0 million and $18.0 million each, although this investment size may vary proportionately with the size of our capital base.

We expect that the companies in which we invest may be leveraged, often as a result of leveraged buy-outs or other recapitalization transactions, and, in certain cases, will not be rated by national ratings agencies. If such companies were rated, we believe that they would typically receive a rating below investment grade (between BB and CCC under the Standard & Poor’s system) from the national rating agencies. While our primary focus is to maximize current income and capital appreciation through debt investments in thinly traded or private U.S. companies, we may invest a portion of the portfolio in opportunistic investments in order to seek to enhance returns to stockholders. Such investments may include investments in high-yield bonds, distressed debt, private equity or securities of public companies that are not thinly traded and securities of middle-market companies located outside of the United States. We expect that these public companies generally will have debt securities that are non-investment grade.

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Investment income

We plan to generate interest income on the debt investments in portfolio company investments that we originate or acquire. Our debt investments, whether in the form of senior, unitranche or junior secured debt, typically will have an initial term of three to seven years and bear interest at a fixed or floating rate. In some instances we may receive payments on our debt investment based on scheduled amortization of the outstanding balances. In addition, we may receive repayments of some of our debt investments prior to their scheduled maturity date. In some cases, our investments may provide for deferred interest of PIK interest. In addition, we may generate revenue in the form of commitment, origination, amendment, structuring or due diligence fees, fees for providing managerial assistance and consulting fees. Loan origination fees, original issue discount and market discount or premium will be capitalized, and we will accrete or amortize such amounts as interest income. We will record prepayment premiums and prepayment gains (losses) on loans as interest income. As the frequency or volume of the repayments which trigger these prepayment premiums and prepayment gains (losses) may fluctuate significantly from period to period, the associated interest income recorded may also fluctuate significantly from period to period. Interest and fee income will be recorded on an accrual basis to the extent we expect to collect such amounts. In addition, we may also generate dividend income on preferred equity securities, common equity securities and limited liability company (“LLC”) interests in accordance with our revenue recognition policies.

Dividend income on preferred equity securities will be recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities will be recorded on the record date for private portfolio companies. Each distribution received from LLC and limited partnership (“LP”) investments will be evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital will be recorded as a reduction in the cost basis of the investment. The frequency and volume of the distributions on common equity securities and LLC and LP investments may fluctuate significantly from period to period.

Expenses

All investment professionals of MCM Advisors and/or its affiliates, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, are provided and paid for by MCM Advisors and not by us. We bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation:

•	organization and offering;

•	calculating our net asset value (including the cost and expenses of any independent valuation firm);

•	fees and expenses incurred by MCM Advisors payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for us and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring our investment and monitoring our investments and portfolio companies on an ongoing basis (although none of MCM Advisors’ duties will be subcontracted to sub-advisors);

•	interest payable on debt, if any, incurred to finance our investments;

•	offerings of our common stock and other securities;

•	investment advisory fees;

•	administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between us and MCM Advisors based upon our allocable portion of MCM Advisors’ overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of our chief financial officer and chief compliance officer, and their respective staffs);

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•	transfer agent, dividend agent and custodial fees and expenses;

•	federal and state registration fees;

•	all costs of registration and listing our shares on any securities exchange;

•	federal, state and local taxes;

•	independent directors’ fees and expenses;

•	costs of preparing and filing reports or other documents required by the SEC or other regulators;

•	costs of any reports, proxy statements or other notices to stockholders, including printing costs;

•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

•	proxy voting expenses; and

•	all other expenses incurred by us or MCM Advisors in connection with administering our business.

Net gain (loss) on investments and foreign currency transactions

We will recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the cost basis of the investment without regard to unrealized gains or losses previously recognized. We will record current period changes in fair value of investments, secured borrowings, and foreign currency transactions within net change in unrealized gain (loss) on investments, secured borrowings, and foreign currency borrowings in the statements of operations.

Critical Accounting Policies

Revenue Recognition

We will record interest and fee income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt securities with contractual PIK interest, we will not accrue PIK interest if the portfolio company valuation indicates that such PIK interest is not collectible. We will not accrue as a receivable interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium will be capitalized, and then we will amortize such amounts using the effective interest method as interest income over the life of the investment. Upon the prepayment of a loan or debt security, any unamortized premium or discount or loan origination fees will be recorded as interest income. We will record prepayment premiums on loans and debt securities as interest income when we receive such amounts. Interest income will be accrued based upon the outstanding principal amount and contractual terms of debt and preferred equity investments. Interest will be accrued on a daily basis. All other income will be recorded into income when earned. We will record fees on loans based on the determination of whether the fee is considered a yield enhancement or payment for a service. If the fee is considered a yield enhancement associated with a funding of cash on a loan, the fee will generally be deferred and recognized into interest income using the effective interest method if captured in the cost basis or using the straight-line method if the loan is unfunded and therefore there is no cost basis. If the fee is not considered a yield enhancement because a service was provided, and the fee is payment for that service, the fee is deemed earned and will be recognized as fee income in the period earned.

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Dividend income on preferred equity securities will be recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities will be recorded on the record date for private portfolio companies. Each distribution received from LLC and LP investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital will be recorded as a reduction in the cost basis of the investment.

Valuation of Portfolio Investments

As a BDC, we will generally invest in illiquid securities including debt and, to a lesser extent, equity securities of lower middle-market companies. Under procedures established by our Board, we will value investments for which market quotations are readily available and within a recent date at such market quotations. We obtain these market values from an independent pricing service or at the mean between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). When doing so, we will determine whether the quote obtained is sufficient in accordance with generally accepted accounting principles in the United States of America (“GAAP”) to determine the fair value of the security. Debt and equity securities that are not publicly traded or whose market prices are not readily available or whose market prices are not regularly updated will be valued at fair value as determined in good faith by our Board. Such determination of fair values may involve subjective judgments and estimates. Investments purchased within 60 days of maturity will be valued at cost plus accreted discount, or minus amortized premium, which approximates fair value.

Our Board will be ultimately and solely responsible for determining the fair value of the portfolio investments that are not publicly traded, whose market prices are not readily available on a quarterly basis in good faith or any other situation where portfolio investments require a fair value determination. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by our Board using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available, our Board will undertake a multi-step valuation process each quarter, as described below:

•	the quarterly valuation process will begin with each portfolio company or investment being initially evaluated and rated by the investment professionals responsible for the credit monitoring of the portfolio investment;

•	preliminary valuation conclusions will then be documented and discussed with the investment committee;

•	our Board may engage one or more independent valuation firm(s) to conduct fair value appraisals of material investments for which market quotations are not readily available. These fair value appraisals for material investments, if any, will be received at least once in every calendar year for each portfolio company investment, but will generally be received quarterly;

•	our audit committee of the Board will review the preliminary valuations of MCM Advisors and of the independent valuation firm(s) and will respond and supplement the valuation recommendations to reflect any comments; and

•	our Board will discuss these valuations and determine the fair value of each investment in the portfolio in good faith, based on the input of MCM Advisors, the independent valuation firm(s) and the audit committee.

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The Board, together with any independent valuation firms, will generally use the yield approach to determine fair value for loans where market quotations are not readily available, as long as it is appropriate. If there is deterioration in credit quality or a debt investment is in workout status, we may consider other factors in determining the fair value, including the value attributable to the debt investment from the enterprise value of the portfolio company under the market approach or the proceeds that would be received in a liquidation analysis. We will generally consider our debt to be performing if the borrower is not in default, the borrower is remitting payments in a timely manner; the loan is in covenant compliance or is otherwise not deemed to be impaired. In determining the fair value of the performing debt, we will consider fluctuations in current interest rates, the trends in yields of debt instruments with similar credit ratings, financial condition of the borrower, economic conditions and other relevant factors, both qualitative and quantitative. In the event that a debt instrument is not performing, as defined above, we will evaluate the value of the collateral utilizing the same framework described above for a performing loan to determine the value of the loan.

Under the yield approach, we will utilize discounted cash flow models to determine the present value of the future cash flow streams of our debt investments, based on future interest and principal payments as set forth in the associated loan agreements. In determining fair value under the yield approach, we will also consider the following factors: applicable market yields and leverage levels, credit quality, prepayment penalties, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, and changes in the interest rate environment and the credit markets that generally may affect the price at which similar investments may be made.

Under the market approach, we will typically use the enterprise value methodology to determine the fair value of an investment. There is no one methodology to estimate enterprise value and, in fact, for any one portfolio company, enterprise value is generally best expressed as a range of values, from which we derive a single estimate of enterprise value. In estimating the enterprise value of a portfolio company, we will analyze various factors consistent with industry practice, including but not limited to original transaction multiples, the portfolio company’s historical and projected financial results, applicable market trading and transaction comparables, applicable market yields and leverage levels, the nature and realizable value of any collateral, the markets in which the portfolio company does business, and comparisons of financial ratios of peer companies that are public. Typically, the enterprise values of private companies are based on multiples of EBITDA, cash flows, net income, revenues, or in limited cases, book value.

In addition, for certain debt investments, we may base our valuation on indicative bid and ask prices provided by an independent third-party pricing service. Bid prices reflect the highest price that we and others may be willing to pay. Ask prices represent the lowest price that we and others may be willing to accept. We will generally use the midpoint of the bid/ask range as our best estimate of fair value of such investment.

Net Realized Gains or Losses and Net Change in Unrealized Gain or Loss

We will measure realized gains or losses by the difference between the net proceeds from the sale and the amortized cost basis of the investment, without regard to unrealized gain or loss previously recognized. Net change in unrealized gain or loss reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized gain or loss, when gains or losses are realized. Additionally, we will not isolate the portion of the change in fair value resulting from foreign currency exchange rate fluctuations from the changes in fair values of the underlying investment. All fluctuations in fair value will be included in net change in unrealized gain (loss) on investments in fair value on our statements of operations. The impact resulting from changes in foreign exchange rates on the revolving credit facility borrowings will be included in change in unrealized gain (loss) on foreign currency borrowings.

Management and Incentive Fees

We will accrue for the base management fee and incentive fee. The accrual for the incentive fee includes the recognition of (i) ordinary income and incentive fee, and (ii) capital gains incentive fee. The accrual for incentive fee includes the recognition of incentive fee on unrealized capital gains, even though such incentive fee is neither earned nor payable to MCM Advisors until the gains are both realized and in excess of unrealized depreciation on investments.

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Organization and Offering Costs and Expenses

As of June 30, 2018, MCM Advisors has incurred organizational and offering costs of approximately $125,653 on our behalf. In the event receipt of a formal commitment of external capital does not occur, initial organization and offering costs incurred will be borne by MCM Advisors. Additionally, MCM Advisors elected to reimburse us up to $250,000 for organization and offering costs. If formal commitment of external capital does occur and the expenses incurred are greater than $250,000, we will reimburse MCM Advisors for organization and offering costs incurred on our behalf in excess of $250,000.

Organization costs include, among other things, the cost of organizing as a Maryland corporation, including the cost of legal services, directors’ fees and other fees, including travel-related expenses, pertaining to our organization. Offering costs include, among other things, legal fees and other costs pertaining to the preparation of our private placement memorandum and other offering documents.

Federal Income Taxes

We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code as soon as practicable. Generally, a RIC is not subject to federal income taxes on distributed income and gains if it distributes at least 90% of its net ordinary income and net short-term capital gains in excess of its net long-term capital losses, if any, to its stockholders. We intend to distribute sufficient dividends to maintain our RIC status each year and we do not anticipate paying any material federal income taxes in the future.

Financial Condition, Liquidity and Capital Resources

As we have not yet commenced investment activities, we have not substantiated any transactions to date. We expect to generate cash primarily from (i) the net proceeds of the private offering, (ii) cash flows from our operations, and (iii) any financing arrangements we may enter into in the future. We may fund a portion of our investments through borrowings from banks and issuances of senior securities. Our primary uses of cash will be for (i) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying MCM Advisors), (iii) debt service of any borrowings and (iv) cash distributions to our stockholders.

Contractual Obligations

We intend to enter into certain contracts under which we will have material future commitments. We intend to enter into the Investment Advisory Agreement with MCM Advisors in accordance with the 1940 Act. Under the Investment Advisory Agreement, MCM Advisors will be responsible for sourcing, reviewing and structuring investment opportunities for us, underwriting and conducting diligence on our investments and monitoring our investment portfolio on an ongoing basis. For these services, we will pay (i) a base management fee equal to a percentage of our average total assets and (ii) an incentive fee based on our performance. See “Item 1(c). Description of Business — Investment Advisory Agreement.”

We intend to enter into the Administration Agreement with MCM Advisors, pursuant to which MCM Advisors will perform, or oversee the performance of, clerical, bookkeeping, recordkeeping, and other required administrative services, including managing the payment of expenses and the performance of administrative and professional services rendered by others. We will reimburse MCM Advisors an amount equal to our allocable portion (subject to the review of our Board) of its overhead resulting from its obligations under the Administration Agreement. See “Item 1(c). Description of Business — Administration Agreement.”

We intend to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over LIBOR. We cannot assure stockholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments, and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

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If any of the contractual obligations discussed above are terminated, our costs under any new agreements that we enter into may increase. In addition, we would likely incur significant time and expense in locating alternative parties to provide the services we expect to receive under the Advisory Agreement and the Administration Agreement. Any new investment advisory agreement would also be subject to approval by our stockholders.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Valuation of Portfolio Securities.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3. PROPERTIES

Our corporate headquarters are located at 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606, and are provided by MCM Advisors in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In conjunction with our formation, we issued and sold 100 shares of our common stock to MCM Advisors, for an aggregate purchase price of $1,000.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Our business and affairs will be managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board currently consists of one director. Prior to our election to be regulated as a BDC, we expect to expand the Board to three members, two of whom will not be “interested persons” of the Company or of MCM Advisors as defined in Section 2(a)(19) of the 1940 Act and will be “independent,” as determined by the Board. These individuals are referred to as independent directors. Our Board elects the Company’s executive officers, who serve at the discretion of the Board.

Board of Directors and Executive Officers

Directors

Under our charter and bylaws, the directors are divided into three classes. Directors of each class will hold office for terms ending at the third annual meeting of our stockholders after their election and when their respective successors are elected and qualify. However, the initial members of the three classes of directors have initial terms ending at the first, second and third annual meeting of our stockholders after the Initial Closing, respectively. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Each director may stand for re-election at the end of each term.

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Information regarding the Board, the director nominees and Executive Officers is as follows:

Name	Age	Position	Director Since	Expiration of Term
Interested Director:
Theodore L. Koenig	59	Chairman, Director, and Chief Executive Officer	2018	2021
Independent Director Nominees:
David Eaton	64	Director	2018	2019
Roger Schoenfeld	60	Director	2018	2020

The address for each of our directors and director nominees is c/o Monroe Capital Income Plus Corporation, 311 South Wacker Drive, Suite 6400 Chicago, Illinois, 60606.

Executive Officers Who Are Not Also Directors

Name	Age	Position
Aaron D. Peck	47	Chief Financial Officer, Chief Investment Officer, and Corporate Secretary
David H. Jacobson	57	Chief Compliance Officer

Biographical Information

Directors

Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Director

Theodore L. Koenig

Theodore L. Koenig has served as our chairman of the Board, chief executive officer and president since our formation. Mr. Koenig has served as the chairman of the board of directors and chief executive officer of Monroe Capital Corporation (Nasdaq: MRCC), a publicly traded BDC, since February 2011 and as chairman of MCM Advisors’ investment committee since our initial public offering in October 2012. Additionally, Mr. Koenig is the chief executive officer and a manager of MCM Advisors. Since founding Monroe Capital in 2004, Mr. Koenig has served continuously as its President and Chief Executive Officer. Prior to founding Monroe Capital, Mr. Koenig served as the President and Chief Executive Officer of Hilco Capital LP from 1999 to 2004, where he invested in distressed debt, junior secured debt and unsecured subordinated debt transactions. From 1986 to 1999, Mr. Koenig was a partner with the Chicago-based corporate law firm, Holleb & Coff. Mr. Koenig is a past President of the Indiana University Kelley School of Business Alumni Club of Chicago. He currently serves as director of the Commercial Finance Association and is a member of the Turnaround Management Association and the Association for Corporate Growth. Mr. Koenig also serves on the Dean’s Advisory Council, Kelley School of Business; Board of Overseers, Chicago-Kent School of Law; and as Vice Chairman of the Board of Trustees of Allendale School, a non-profit residential and educational facility for emotionally troubled children in the greater Chicago area. He is also a Certified Public Accountant. Mr. Koenig received a bachelor of science in accounting, with high honors, from Indiana University and earned a juris doctor, with honors, from Chicago Kent College of Law. Mr. Koenig’s depth of experience investing in a variety of debt transactions as well as his legal background provides our Board with valuable experience, insight and perspective.

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Independent Director Nominees

David Eaton

David Eaton has been nominated to serve as a director. For four decades, Mr. Eaton has successfully guided companies through sophisticated financings, restructurings and special situations. Mr. Eaton was a partner at the law firm of Kirkland & Ellis LLP for over 20 years until his retirement in February 2017. Mr. Eaton also served as a Managing Director at PriceWaterhouseCoopers Securities for two years. We believe that his years handling sophisticated global deals as a Partner at Kirkland & Ellis and Managing Director at PriceWaterhouseCoopers Securities give him a steady hand in navigating complex financial deals, mergers and acquisitions, and strategic alternatives that will be beneficial to the Board. Mr, Eaton also served as an adjunct professor of international bankruptcy at the University of Illinois for four years. His background includes being a founder and managing director of AEG Partners, a financial advisory and business transformation firm. Mr. Eaton has also served on the boards of numerous companies in special situations, including as executive chairman. Throughout his career, David has been recognized as an elite player in the restructuring space. Mr. Eaton has played major roles in innumerable high-profile workouts, reorganizations, financings, acquisitions and divestures of stressed businesses. He has also led some of the largest out-of-court restructurings and complex Chapter 11 reorganizations in the world. His work spans industries including consumer products, energy, finance and asset management, manufacturing, services (including professional services), retail, technology, and transportation. Mr. Eaton received his J.D. from the University of Illinois College of Law and his B.A. in Economics from University of Michigan.

Roger Schoenfeld

Roger Schoenfeld has been nominated to serve as a director. Since 2005, Mr. Schoenfeld has served as a Managing Director at Cross Keys Capital, an investment banking firm, where he provides investment banking services to lower middle market companies, entrepreneurs and investors. Mr. Schoenfeld focuses primarily on representing owners of privately-held businesses in the sale and/or equity recapitalization of their businesses. From 1990 to 2005, Mr. Schoenfeld was a partner in various groups that acquired, operated and sold lower middle-market manufacturing businesses. From 1982 to 1988, he practiced law at Goldberg Kohn, a boutique Chicago law firm specializing in real estate, corporate and finance transactions. He actively serves on the Board of the Midwest Chapter of the Alliance of Merger and Acquisition Advisors (AMAA). Additionally, Mr. Schoenfeld has served on the Boards and Executive Committees of a number of Chicago area organizations, including Maot Chitim, Jewish National Fund, The Ark and The Board of Jewish Education of Metropolitan Chicago. He served as the President of the Chicago Chapter of the Precision Metal Forming Association and currently is a student mentor in College Bound Opportunities. He also passed the Certified Public Accounting exam. Mr. Schoenfeld obtained his J.D. from Georgetown University and graduated summa cum laude with a B.S. in Accounting from Indiana University. Mr. Schoenfeld’s depth of experience in the investment banking and corporate finance industries as well as his legal background provides our Board with valuable experience, insight and perspective.

Executive Officers who are not also Directors

Aaron D. Peck

Aaron D. Peck has served as chief financial officer, chief investment officer and corporate secretary since our formation. Mr. Peck has also served as a member of the board of directors and as chief financial officer, chief investment officer and corporate secretary of Monroe Capital Corporation (Nasdaq: MRCC), a publicly traded BDC, and as a member of MCM Advisors’ investment committee since October 2012. Mr. Peck has been a managing director of Monroe Capital since September 2012, where he is responsible for portfolio management and strategic initiatives and co-leads Monroe Capital’s specialty financing lending practice. From 2002 to 2003 and from 2004 to June 2011, Mr. Peck worked in various capacities at Deerfield Capital Management LLC, including serving as its Co-Chief Investment Officer and as Managing Director of its Middle Market Lending Group. He also helped establish and served as chief portfolio manager for Deerfield Capital Corp. (f/k/a Deerfield Triarc Capital Corp.), a publicly-traded externally-managed specialty finance hybrid mortgage REIT. For Deerfield Capital Corp., Mr. Peck was the primary point of contact for institutional and retail investors, equity research analysts, investment bankers and lenders. Mr. Peck also served as a member of Deerfield Capital’s Executive Committee, Investment Committee and Risk Management Committee. From 2003 to 2004, Mr. Peck served as Senior Director of AEG Investors LLC and led the company’s efforts in acquiring distressed middle market loans. From 2001 to 2002, Mr. Peck was a senior research analyst at Black Diamond Capital Management LLC. Prior to that, Mr. Peck worked in leveraged credit at several investment firms including Salomon Smith Barney, Merrill Lynch, ESL Investments and Lehman Brothers. Mr. Peck received his bachelor of science in commerce from the University of Virginia, McIntire School of Commerce and received a master of business administration with honors from The University of Chicago, Graduate School of Business. Mr. Peck’s 25 years of experience in public company management, capital markets, risk management and financial services gives the Board valuable industry knowledge, expertise and insight.

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David H. Jacobson

David H. Jacobson has served as chief compliance officer since our formation. Mr. Jacobson has also served as chief compliance officer of Monroe Capital Corporation (Nasdaq: MRCC), a publicly traded BDC, since May 2015. Mr. Jacobson previously served as the chief financial officer of Catalyst International, Inc., Coolsavings, Inc. and Sterling Capital, Ltd. He has also served as an auditor for Coopers & Lybrand. Mr. Jacobson received a B.S. in accounting with high honors from Indiana University and is a Certified Public Accountant.

Board Leadership Structure

The Board monitors and performs an oversight role with respect to the business and affairs of the Company. Among other things, the Board approves the appointment of our investment advisor, administrator and officers, reviews and monitors the services and activities performed by our investment advisor, administrator and officers and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.

Under the bylaws, the Board may designate a chairman to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board. The Company does not have a fixed policy as to whether the chairman of the Board should be an independent director and believes that its flexibility to select its chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

Presently, Mr. Koenig serves as the chairman of the Board. Mr. Koenig is an interested director because he is the Chief Executive Officer of the Company, serves on MCM Advisors’ investment committee and is a manager of MCM Advisors. The Company believes that Mr. Koenig’s history with the Company, familiarity with the Monroe Capital investment platform and extensive experience investing in and managing private equity and debt investments qualifies him to serve as chairman of the Board. Moreover, our Board believes that it is in the best interests of our stockholders for Mr. Koenig to lead our Board because of his broad experience with the Monroe Capital platform, day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described above.

Our Board does not have a lead independent director. However, Mr. Schoenfeld, the chairman of the audit committee, is an independent director and acts as a liaison between the independent directors and management between meetings of our Board and is involved in the preparation of agendas for Board and committee meetings. Our Board believes that its leadership structure is appropriate in light of the Company’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. The Board also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between MCM Advisors and our Board.

Board Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its two standing committees, which report to the entire Board and are comprised solely of independent directors and (b) monitoring by the Company’s Chief Compliance Officer in accordance with its compliance policies and procedures.

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As described below in more detail under “Audit Committee” and “Nominating and Corporate Governance Committee,” the audit committee and the nominating and corporate governance committee assist the Board in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by the Company’s stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees. Both the audit committee and the nominating and corporate governance committee consist solely of independent directors.

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Company’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum: (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors periodically, but in no event less than once each year.

The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 200% (or 150%, if certain requirements are met) immediately after each time it incurs indebtedness and the Company generally has to invest at least 70% of its total assets in “qualifying assets.” In addition, the Company has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code. As a RIC, the Company must, among other things, meet certain income source and asset diversification requirements.

The Company believes that the existing role of the Board in risk oversight is appropriate. However, the Company re-examines the manners in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.

Committees

The Board expects to have an Audit Committee and a Nominating Committee and may form additional committees in the future.

Audit Committee

The Audit Committee will be composed of David Eaton and Roger Schoenfeld (chair), each of whom is not considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act. Our Board has determined that our Audit Committee chair is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act. We expect that our Audit Committee members will meet the current independence and experience requirements of Rule 10A-3 of the 1934 Act.

In accordance with its written charter adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (f) acts as a liaison between our independent registered public accounting firm and the Board.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) will be composed of David Eaton (chair) and Roger Schoenfeld, each of whom is not considered an “interested person” of the Company as that term is defined in Section 2(a)(19) of the 1940 Act.

In accordance with its written charter adopted by the Board, the Nominating Committee recommends to the Board persons to be nominated by the Board for election at the Company’s meetings of our stockholders, special or annual, if any, or to fill any vacancy on the Board that may arise between stockholder meetings. The Nominating Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively. The Nominating Committee will consider for nomination to the Board candidates submitted by our stockholders or from other sources it deems appropriate.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement will provide that we will indemnify the director who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, the director is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Portfolio Management

The management of our investment portfolio is the responsibility of MCM Advisors and its investment professionals, including the Investment Committee. We consider the members of the Investment Committee to be the Company’s portfolio managers. MCM Advisors sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis. The Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by MCM Advisors on our behalf. In addition, the Investment Committee reviews and determines whether to make prospective investments and monitors the performance of the investment portfolio. Each investment opportunity requires the unanimous approval of the Investment Committee. Follow-on investments in existing portfolio companies may require the Investment Committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Investment Committee. Their compensation package from MCM Advisors includes some combination of fixed draw and variable incentive compensation based primarily on performance for services provided.

None of MCM Advisors’ investment professionals receive any direct compensation from the Company in connection with the management of our portfolio. The members of the Investment Committee, through their financial interests in MCM Advisors, are entitled to a portion of the profits earned by MCM Advisors, which includes any fees payable to MCM Advisors under the terms of the Investment Advisory Agreement, less expenses incurred by MCM Advisors in performing its services under the Investment Advisory Agreement.

Adviser Personnel and Investment Committee

All investment decisions require the unanimous approval of the Investment Committee, currently comprised of Theodore L. Koenig, Aaron D. Peck, and Michael J. Egan. The Board, including the independent directors, oversees and monitors the investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, will annually review the compensation the Company pays to MCM Advisors to determine that the provisions of the Investment Advisory Agreement are carried out. See “Description of Business — Investment Advisory Agreement” for more information, including information regarding the termination provisions of the Investment Advisory Agreement.

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ITEM 6. EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of MCM Advisors, MCM Advisors or its affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment and administrative operations are managed by MCM Advisors and MCM Advisors. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by MCM Advisors, MCM Advisors or its affiliates.

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Our day-to-day investment operations are managed by MCM Advisors. Services necessary for our business are provided by individuals who are employees of an affiliate of MCM Advisors, pursuant to the terms of our Investment Advisory Agreement and our Administration Agreement. Each of our executive officers is an employee of an affiliate of MCM Advisors. We reimburse MCM Advisors for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of our officers and their respective staffs, and we reimburse MCM Advisors for certain expenses under the Investment Advisory Agreement. See “Item 1(c). Description of Business — Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a) (19) of the 1940 Act. Each independent director and each interested director who is not an employee of MCM Advisors or any of its affiliates, will receive a retainer of $7,500 quarterly ($30,000 annually) for serving on the Board. “Interested Directors” that are employees of MCM Advisors or its affiliates do not receive additional compensation for service as a member of our Board. We also reimburse each of the independent directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time-to-time.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement

We intend to enter into the Investment Advisory Agreement with MCM Advisors pursuant to which we will pay management fees and incentive fees to MCM Advisors. See “Item 1(c). Description of Business — Investment Advisory Agreement.” We expect that the Investment Advisory Agreement will be approved by the Board. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of independent directors, or by the holders of a majority of our outstanding voting securities.

Administration Agreement

We intend to enter into the Administration Agreement with MCM Advisors, pursuant to which MCM Advisors will be responsible for providing us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. See “Item 1(c). Description of Business — Administration Agreement.”

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License Agreement

We intend to enter into a license agreement with Monroe Capital under which Monroe Capital will agree to grant us a non-exclusive, royalty-free license to use the name “Monroe Capital.” Under this agreement, we will have a right to use the “Monroe Capital” name at no cost for so long as MCM Advisors or one of its affiliates remains our investment advisor. Other than with respect to this limited license, we have no legal right to the “Monroe Capital” name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with MCM Advisors is in effect.

Relationship with MCM Advisors and Potential Conflicts of Interest

We, MCM Advisors and our respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of MCM Advisors’ management and incentive fees may create an incentive for MCM Advisors to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure. In addition, certain MCM Advisors personnel serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by MCM Advisors. Similarly, MCM Advisors may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or our stockholders. In addition, prior to an IPO and in accordance with its obligations under the 1940 Act, MCM Advisors intends to agree to allow certain stockholders the opportunity to participate in certain investment opportunities that we may also participate in.

MCM Advisors and its affiliates have procedures and policies in place designed to manage the potential conflicts of interest between its fiduciary obligations to us and its similar fiduciary obligations to other clients. An investment opportunity that is suitable for multiple clients of MCM Advisors and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that MCM Advisors’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

The principals of MCM Advisors may manage investment vehicles with similar or overlapping investment strategies. In order to address these issues, MCM Advisors has put in place an investment allocation policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities when we are able to co-invest with other accounts managed by MCM Advisors and affiliated entities. In the absence of using the exemptive relief from the SEC that permits greater flexibility relating to co-investments, MCM Advisors will apply the investment allocation policy. When we engage in such permitted co-investments, we will do so in a manner consistent with MCM Advisors’ allocation policy. In situations where co-investment with other entities managed by MCM Advisors or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, MCM Advisors will need to decide whether we or such other entity or entities will proceed with the investment. MCM Advisors will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.

Co-Investment Opportunities

We expect to co-invest on a concurrent basis with other affiliates of MCM Advisors, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to us and our allocation procedures. On October 15, 2014, MCM Advisors and certain other funds and accounts sponsored or managed by MCM Advisors and its affiliates, received exemptive relief from the SEC that will permit us greater flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts sponsored or managed by MCM Advisors or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We believe that co-investment by us and accounts sponsored or managed by MCM Advisors and its affiliates may afford us additional investment opportunities and the ability to achieve greater diversification. Under the terms of this exemptive relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors is required to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment strategies and policies. Our Board regularly reviews the allocation policy of Monroe Capital and annually reviews the code of ethics of MCM Advisors.

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Certain Business Relationships

Certain of our current directors and officers are directors or officers of MCM Advisors.

Promoters and Certain Control Persons

MCM Advisors may be deemed a promoter of the Company. We intend to enter into the Investment Advisory Agreement with MCM Advisors. MCM Advisors, for its services to us, will be entitled to receive management fees and incentive fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify MCM Advisors and certain of its affiliates. See “Item 1 (c). Description of Business—General.”

ITEM 8. LEGAL PROCEEDINGS

Neither we nor MCM Advisors are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or MCM Advisors. From time to time, we or MCM Advisors may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our outstanding common stock will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our common stock currently, nor can we give any assurance that one will develop.

Because shares are being acquired by investors in transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the shares are registered under applicable securities laws or specifically exempted from registration (in which case the stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our common stock.

Valuation of Portfolio Investments

The net asset value per share of our outstanding shares of common stock will be determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. We calculate the value of our total assets in accordance with the following procedures.

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As a BDC, we will generally invest in illiquid securities including debt and, to a lesser extent, equity securities of lower middle-market companies. Under procedures established by our Board, we will value investments for which market quotations are readily available and within a recent date at such market quotations. We obtain these market values from an independent pricing service or at the mean between the bid and ask prices obtained from at least two brokers or dealers (if available, otherwise by a principal market maker or a primary market dealer). When doing so, we will determine whether the quote obtained is sufficient in accordance with GAAP to determine the fair value of the security. Debt and equity securities that are not publicly traded or whose market prices are not readily available or whose market prices are not regularly updated will be valued at fair value as determined in good faith by our Board. Such determination of fair values may involve subjective judgments and estimates. Investments purchased within 60 days of maturity will be valued at cost plus accreted discount, or minus amortized premium, which approximates fair value.

Our Board will be ultimately and solely responsible for determining the fair value of the portfolio investments that are not publicly traded, whose market prices are not readily available on a quarterly basis in good faith or any other situation where portfolio investments require a fair value determination. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by our Board using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

With respect to investments for which market quotations are not readily available or for which no indicative prices from pricing services or brokers or dealers have been received, our Board undertakes a multi-step valuation process each quarter, as described below:

•	the quarterly valuation process begins with each portfolio company or investment being initially evaluated and rated by the investment professionals responsible for the credit monitoring of the portfolio investment;

•	preliminary valuation conclusions are then documented and discussed with the investment committee;

•	our Board engages one or more independent valuation firm(s) to conduct fair value appraisals of material investments for which market quotations are not readily available. These fair value appraisals for material investments are received at least once in every calendar year for each portfolio company investment, but are generally received quarterly;

•	our audit committee of the Board reviews the preliminary valuations of MCM Advisors and of the independent valuation firm(s) and responds and supplements the valuation recommendations to reflect any comments; and

•	our Board discusses these valuations and determines the fair value of each investment in the portfolio in good faith, based on the input of MCM Advisors, the independent valuation firm(s) and the audit committee.

The valuation technique utilized in the determination of fair value is affected by a wide variety of factors including the type of investment, whether the investment is new and not yet established in the marketplace, and other characteristics particular to the transaction. The Board, together with our independent valuation firms, will generally use the yield approach to determine fair value of debt investments, as long as it is appropriate. If there is deterioration in credit quality or a debt investment is in work-out status, we may consider other factors in determining the fair value, including the value attributable to the debt investment from the enterprise value of the portfolio company or the proceeds that would be received in a liquidation analysis. The types of factors that may be taken into account in the determination of the fair value of our investments include, as relevant, the markets in which the portfolio company does business, overall market conditions, changes in the interest rate environment and the credit markets generally, comparisons to publicly traded securities, the enterprise value of the portfolio company, the portfolio company’s financial performance and ability to make scheduled payments, the nature and net realizable value of any collateral and other relevant factors.

We will report our investments at fair value with changes in value reported through our statements of operations under the caption “net change in unrealized gain (loss) on investments.” In determining fair value, we are required to assume that portfolio investments are to be sold in the principal market to market participants, or in the absence of a principal market, the most advantageous market, which may be a hypothetical market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The market in which we can exit portfolio investments with the greatest volume and level activity is considered our principal market.

Distribution Policy

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by the Board in its discretion.

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We will reinvest dividends on behalf of our stockholders that elect to reinvest their dividend. A stockholder may elect to reinvest its dividend by notifying MCM Advisors in writing no later than ten days prior to the record date for dividends to our stockholders. See “Item 1(c). Description of Business—Dividend Reinvestment Plan.”

Reports to Stockholders

We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In conjunction with our formation, we issued and sold 100 Shares to MCM Advisors, for an aggregate purchase price of $1,000. These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(2) of the 1933 Act.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary possesses the provisions deemed to be material, but is not necessarily complete.

General

Under the terms of our charter, our authorized stock consists solely of 100,000,000 Shares, par value $0.001 per Share, and no shares of preferred stock, par value $0.001 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plan. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations. Under our charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock and authorize the issuance of the shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the Board, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

The following are our outstanding classes of securities as of July [ ], 2018:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock	100,000,000	—	100

Common Stock

All shares of our common stock will have equal rights as to earnings, assets, voting, and dividends and other distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power.

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Preferred Stock

Our charter authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act limits our flexibility as to certain rights and preferences of the preferred stock that our charter may provide and requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if and so long as dividends on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws also provide that, to the maximum extent permitted by Maryland law, with the approval of our Board and provided that certain conditions described in our bylaws are met, we may pay certain expenses incurred by any such indemnified person in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such indemnified person to repay amounts we have so paid if it is ultimately determined that indemnification of such expenses is not authorized under our bylaws. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

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Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either, case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We intend to enter into indemnification agreements with our directors. The indemnification agreements provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board is divided into three classes of directors serving staggered three-year terms. Directors of each class are elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors is elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our charter and bylaws provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called and at which a quorum is present will be required to elect a director. There is no cumulative voting in the election of directors. Pursuant to our charter, our Board may amend the bylaws to alter the vote required to elect directors.

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Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one or more than twelve. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third-party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

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Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by 75% or more of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our charter and bylaws provide that the Board will have the exclusive power to adopt, alter, amend or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Acquisition Act”). Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

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A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if our Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Acquisition Act does not conflict with the 1940 Act.

Business Combinations

Under Maryland law, “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

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These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time. However, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if our Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation on Liability of Directors; Indemnification and Advance of Expenses

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Indemnification Agreements

We intend to enter into indemnification agreements with our directors. The indemnification agreements are intended to provide our directors the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we shall indemnify the director who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her corporate status, such director is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Adviser

Under the Investment Advisory Agreement, MCM Advisors and its affiliates (each, an “Indemnitee”) will not be liable to us for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in our best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, or fraud or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Company who is not an affiliate of such Indemnitee, provided that such person was selected, engaged or retained without gross negligence, willful misconduct, or fraud.

We will indemnify each Indemnitee against any liabilities relating to our offering of our common stock or our business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, our interest and except to the extent arising out of the Indemnitee’s gross negligence, fraud or knowing and willful misconduct. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of Monroe Capital Income Plus Corporation

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Monroe Capital Income Plus Corporation (the Company) as of June 30, 2018, and the related notes to the financial statement (collectively, the financial statement). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the auditor of one or more investment companies managed by Monroe Capital Management Advisors, LLC (the Investment Advisor) or its affiliates since 2011.

Chicago, Illinois

July 30, 2018

F-2

MONROE CAPITAL INCOME PLUS CORPORATION

STATEMENT OF ASSETS AND LIABILITIES

AS OF JUNE 30, 2018

ASSETS
Cash	$1,000
Total assets	1,000

LIABILITIES
Total liabilities	-
Net assets	$1,000

Commitments and contingencies (See Note 4)

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000,000 shares authorized,
100 shares issued and outstanding	$-
Capital in excess of par value	1,000
Total net assets	$1,000

Net asset value per share	$10.00

See Notes to Statement of Assets and Liabilities.

F-3

MONROE CAPITAL INCOME PLUS CORPORATION

NOTES TO STATEMENT OF ASSETS AND LIABILITIES

Note 1. Organization and Principal Business

Monroe Capital Income Plus Corporation (the “Company”) is a Maryland corporation formed on May 30, 2018. The Company is a specialty finance company organized to maximize the total return to the Company’s stockholders in the form of current income and capital appreciation through a variety of investments. The Company intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

As of June 30, 2018, no operations have occurred. The Company issued and sold 100 shares of common stock, par value $0.001, at an aggregate purchase price of $1,000 ($10.00 per share) to Monroe Capital Management Advisors, LLC (“MCM Advisors”), the Company’s investment adviser. The sale of common shares was approved by the unanimous consent of the Company’s Board of Directors (the “Board”) at the time.

The Company expects to conduct a best efforts, continuous private offering (a “Private Offering”) of the Company’s common stock to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. At the closing of an offering, each investor will make a capital commitment (a “Capital Commitment”) to purchase shares of the Company’s common stock pursuant to a subscription agreement entered into with the Company. At each closing, investors will be required to fund their full subscription to purchase shares of the Company’s common stock. The Company anticipates commencing its loan origination and investment activities contemporaneously with the initial closing of the Private Offering.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of assets and liabilities of the Company has been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Company has determined it meets the definition of an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 — Financial Services — Investment Companies (“ASC Topic 946”). The Company’s fiscal year ends on December 31.

Use of Estimates

The preparation of the statement of assets and liabilities in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of assets and liabilities. Actual results could differ from those estimates.

Cash

The Company deposits its cash in a financial institution and, at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits.

Income Taxes

The Company intends to file an election to be regulated as a BDC under the 1940 Act. The Company also intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2018. So long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. Rather, any tax liability related to income earned by the Company represents obligations of the Company’s investors and will not be reflected in the financial statements of the Company.

Recent Accounting Pronouncements

The Company does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying statement of assets and liabilities.

F-4

Note 3. Related Party Transactions

The Company intends to enter into an Investment Advisory Agreement with MCM Advisors, under which MCM Advisors, subject to the overall supervision of the Board, will provide investment advisory services to the Company. The Company will pay MCM Advisors a fee for its services under the Investment Advisory Agreement consisting of two components – a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by the Company’s stockholders.

Base Management Fee

The base management fee will be payable quarterly in arrears and will commence with the initial drawdown from investors in the Private Offering. Prior to any future quotation or listing of the Company’s securities on a national securities exchange (an “Exchange Listing”) or any future quotation or listing of its securities on any other public trading market, the base management fee will be calculated at an annual rate of 1.50% of average total assets (which includes assets financed using leverage). Following an Exchange Listing, the base management fee will be calculated at an annual rate of 1.75% of average invested assets (calculated as total assets excluding cash).

Incentive Fee

The incentive fee will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the administration agreement between and the Company and MCM Advisors (the “Administration Agreement”) and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income will include, in the case of investments with a deferred interest feature such as market discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero-coupon securities, accrued income that the Company has not yet received in cash. MCM Advisors is not under any obligation to reimburse the Company for any part of the incentive fee it received that was based on accrued interest that the Company never actually receives.

Pre-incentive fee net investment income will not include any realized capital gains, realized capital losses or unrealized capital gains or losses. If any distributions from portfolio companies are characterized as a return of capital, such returns of capital would affect the capital gains incentive fee to the extent a gain or loss is realized. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter where it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable incentive fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.50% per quarter (6% annually).

F-5

The Company will pay MCM Advisors an incentive fee with respect to its pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% (6% annually);

•	100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.76% in any calendar quarter prior to an Exchange Listing or 1.88% in any calendar quarter following an Exchange Listing. The Company refers to this portion of the Company’s pre-incentive fee net investment income as the “catch-up” provision. Prior to an Exchange Listing, the catch-up is meant to provide MCM Advisors with 15% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter, and following an Exchange Listing, the catch-up is meant to provide MCM Advisors with 20% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.88% in any calendar quarter; and

•	prior to an Exchange Listing, 15% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter, and following an Exchange Listing, 20% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 1.88% in any calendar quarter.

These calculations will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the investment advisory agreement, as of the termination date), and equals 15% of the Company’s realized capital gains as of the end of the fiscal year. In determining the capital gains incentive fee payable to MCM Advisors, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the amortized cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the amortized cost of such investment since the Company’s inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the amortized cost of such investment. At the end of the applicable year, the amount of capital gains that will serve as the basis for the calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year equals 15% of such amount, less the aggregate amount of any capital gains incentive fees paid in respect of the Company’s portfolio in all prior years.

Administrative Fee

The Company intends to enter into the Administration Agreement with MCM Advisors, under which the Company reimburses MCM Advisors, subject to the review and approval of the Board, for its allocable portion of overhead and other expenses, including the costs of furnishing the Company with office facilities and equipment and providing clerical, bookkeeping, record-keeping and other administrative services at such facilities, and the Company’s allocable portion of the cost of the chief financial officer and chief compliance officer and their respective staffs. To the extent that MCM Advisors outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis, without incremental profit, to MCM Advisors.

F-6

The Company intends to enter into a license agreement with Monroe Capital LLC under which Monroe Capital LLC will grant the Company a non-exclusive, royalty-free license to use the name “Monroe Capital” for specified purposes in its business. Under this agreement, the Company will have the right to use the “Monroe Capital” name at no cost, subject to certain conditions, for so long as MCM Advisors or one of its affiliates remains its investment advisor. Other than with respect to this limited license, the Company will have no legal right to the “Monroe Capital” name or logo.

Note 4. Commitments and Contingencies

As of June 30, 2018, MCM Advisors has incurred organization and offering costs of approximately $125,653 on behalf of the Company. In the event receipt of a formal commitment of external capital does not occur, initial organization and offering costs incurred will be borne by MCM Advisors. Additionally, MCM Advisors elected to reimburse the Company up to $250,000 for organization and offering costs. If formal commitment of external capital does occur and the expenses incurred are greater than $250,000, the Company will reimburse MCM Advisors for organization and offering costs incurred on behalf of the Company in excess of $250,000. As there has been no formal commitment of external capital as of the date of issuance of this statement of assets and liabilities, no such costs have been recorded by the Company.

Note 5. Net Assets

As of June 30, 2018, the total number of shares of all classes of capital stock which the Company has the authority to issue is 100,000,000 shares of common stock, par value $0.001 per share. The Company accepted $1,000 in capital from MCM Advisors. In exchange for this contribution, MCM Advisors received 100 shares of common stock of the Company at $10 per share.

Note 6. Subsequent Events

There have been no subsequent events that require recognition or disclosure through July 30, 2018, the date that the statement of assets and liabilities were available to be issued.

F-7

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1	Articles of Incorporation*

3.2	Bylaws*

10.1	Expense Agreement between the Company and MCM Advisors*

21.1	List of Subsidiaries—None

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Monroe Capital Income Plus Corporation

By:	/s/ Theodore L. Koenig
Name: Theodore L. Koenig
Title: Chief Executive Officer

Date: July 30, 2018

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer and Chief Investment Officer

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